Exhibit 10.31

WESTLAKE PARK PLACE

LEASE AGREEMENT

between

WESTLAKE PLAZA CENTER EAST, LLC,

as Landlord,

and

THE RYLAND GROUP, INC.

as Tenant

Dated: December 21, 2010

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(continued)

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(continued)

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(continued)

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LEASE AGREEMENT

WESTLAKE PARK PLACE

THOUSAND OAKS, CALIFORNIA

THIS LEASE AGREEMENT (“Lease”) is entered into as of the Effective Date, and by and between Landlord and Tenant, identified in Section 1.1 below.

1.        BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

1.1      Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated:

(a)       “Effective Date” means that date set forth under Landlord’s signature at the end of this Lease.

(b)       “Landlord” means Westlake Plaza Center East, LLC, a Colorado limited liability company.

(c)       “Tenant” means The Ryland Group, Inc., a Maryland corporation.

(d)       “Project” means the multiple office building project known as of the Effective Date as 2915, 2931, 2945, 3011, 3027, 3043, 3059, and 3075, Townsgate Road, Thousand Oaks, California, and related parking areas, walkways, landscaping areas and other common areas, less any portions that may be conveyed separately from the Building by Landlord from time to time. A site plan of the Project, which contains approximately 462,210 “Rentable Square Feet” (as defined in Section 1.1(g) below), is attached hereto as Exhibit “A”. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the Project will be completed in two separate phases (“Phase 1” and “Phase 2”), and it is currently contemplated that upon completion of Phase 1, the Project will contain approximately 238,945 Rentable Square Feet (defined below) and that upon completion of Phase 2, the Project will contain the approximate Rentable Square Feet noted above (i.e., 462,210 Rentable Square Feet).

(e)       “Building” means the office building known as 3011 Townsgate Road, Thousand Oaks, California, in which the Premises are located. The building contains approximately 102,334 Rentable Square Feet as defined in Section 1.1(g) below.

(f)        “Premises” means those premises known as Suite 200 located on the 2nd floor of the Building and identified on Exhibit “B”, which contain approximately 26,774 Rentable Square Feet and approximately 25,152 usable square feet (“USF”). The actual layout and square footage of the Premises shall be subject to the Final Plans as defined in Section B.2 of Exhibit “D” and architectural measurement of the Premises, according to Exhibit “C”. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit “B” as being part of the Premises. Landlord reserves, for Landlord’s exclusive use, any of the following (other than those installed for Tenant’s exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

(g)       “Rentable Square Feet” or “RSF” is calculated pursuant to Exhibit “C”.

(h)       “Term” means the duration of this Lease, which will be seventy-two (72) months, beginning on November 1, 2011 (the “Commencement Date”) and ending on the “Expiration Date” (as defined in the following sentence), unless terminated earlier or extended further as provided in this Lease. The Commencement Date shall be deemed to have occurred notwithstanding that the Leasehold Improvements to be constructed by Tenant pursuant to the Work Letter Agreement attached hereto as Exhibit “D” may not be Substantially Complete (as defined in the Work Letter Agreement). Notwithstanding the foregoing, the Commencement Date set forth above shall be postponed on a day for day basis for every day past such date that Substantial Completion has not occurred due solely to a Landlord Delay and/or Force Majeure Delay (as such terms are further defined in the Work Letter Agreement), provided that with regard to Force Majeure Delays, the Commencement Date shall only be postponed due to a Force Majeure Delay if Tenant has satisfied the Key Milestones (as defined in the Work Letter Agreement). The “Expiration Date” means (i) if the Commencement Date is the first day of a month, the date which is seventy-two (72) months from the date preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the date which is seventy- two (72) months from the last day of the month in which the Commencement Date occurs. If the Commencement Date is not the first day of the month, then for purposes of the schedule set forth in Section 1.1 (i), “Month 1” of the Term will be the first full calendar month after the Commencement Date, and Base Rent for the period beginning on the Commencement Date and ending on the day before the first day of Month 1 will be payable within five (5) days after the Commencement Date at the same rate as set forth in Section 1.1 (i) for Month 1, prorated based on the number of days in such period and the number of days in the month in which the Commencement Date occurs. Within thirty (30) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit “E”. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such thirty (30) day period.

(i)        “Option to Extend” means two (2) additional terms of five (5) years each.

(j)        “Base Rent” means the Rent payable according to Section 3.1, which will be in an amount per month or portion thereof during the Term as follows:

Months	Amount of Base Rent Payable Per Month

1	$78,983.30
2-13*	Abated
14-24	$80,857.88
25-36	$82,981.83
37-48	$85,056.38
49-60	$87,182.78
61-72	$89,362.35

*Subject to Section 20.3, Tenant’s obligation to pay monthly Base Rent shall be fully abated during Months 2 through 13 of the initial Term only.

(k)    “Tenant’s Proportionate Share” means two (2) separate percentages which shall be adjusted based on Tenant’s Rentable Square Footage as determined by the Final Plans:

(i)          26.16% which is Tenant’s Proportionate Share of the Building, which amount is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises, and the denominator of which is the Rentable Square Feet of the Building; and

(ii)         Tenant’s Proportionate Share of the Project shall be an amount that is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises, and the denominator of which is the Rentable Square Feet of the Project. Upon completion of Phase 1, Tenant’s Proportionate Share of the Project shall be 11.21% and upon completion of Phase 2, Tenant’s Proportionate Share of the Project shall be 5.79%.

(l)     “Landlord’s Contribution to Operating Expenses” means Tenant’s Proportionate Share of Operating Expenses incurred by Landlord during the Base Year, which shall consist of two (2) separate components:

(i)          with respect to the Building Operating Expenses, Tenant’s Proportionate Share of the Building (as set forth in Section l.l(k)(i)), multiplied by the Building Operating Expenses incurred during the Base Year; and

(ii)         with respect to the Project Operating Expenses, Tenant’s Proportionate Share of the Project (as set forth in Section l.l(k)(ii)) multiplied by the Project Operating Expenses incurred during the Base Year.

(m)   “Base Year” means the calendar year ending December 31, 2012.

(n)    “Permitted Use” means general office use only.

(o)    “Security Deposit” means: N/A.

(p)    “Landlord’s Manager’s Address” means:

Steadfast Business Development LLC

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Attention: Asset Management Department

(q)    “Landlord’s General Address” means:

The Amstar Group

1050 17th Street, Suite 1200

Denver, CO 80265

Attention: Director of Office Investments

(r)     “Landlord’s Payment Address” means:

Westlake Plaza Center East, LLC

c/o Steadfast Business Development LLC

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Attention: Lance Emery

(s)    “Tenant’s Notice Address” means, for notices given before the Commencement Date:

The Ryland Group, Inc.

24025 Park Sorrento # 400

Calabasas, CA 91302-4018

Attention: General Counsel

and for notices given after the Commencement Date:

The Ryland Group, Inc.

3011 Townsgate Road

Suite 200

Westlake Village, California 91361

Attention: General Counsel

(t)     “Tenant’s Invoice Address” means:

The Ryland Group, Inc.

3011 Townsgate Road

Suite 200

Westlake Village, California 91361

Attention: Robert J. Cunnion, III, SVP, Human Resources

(u)    “Brokers” means Daum Commercial Real Estate Services, representing Landlord, and Travers Realty, representing Tenant.

(v)    “Interest Rate” means the lesser of: (a) ten percent (10%) per annum; or (b) the maximum rate permitted by law.

(w)   “Leasehold Improvements” means the Tenant improvements installed or to be installed for the Premises as described in the Work Letter Agreement attached hereto as Exhibit “D”.

(x)     “Parking” means four (4) unreserved parking spaces per each 1,000 USF leased by Tenant. Subject to the CC&Rs (defined below) and all applicable Laws, Tenant may, at Tenant’s sole cost and expense, install signage designating up to six (6) of the parking spaces allocated to Tenant under this Section 1.1(x) as reserved stalls for Tenant’s exclusive use, which stalls are depicted on Exhibit “M” attached hereto.

(y)    “Guarantor(s)”: None.

1.2      Exhibits and Riders. The Exhibits and Riders listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits or Riders and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Riders will control. The Exhibits to this Lease are:

Exhibit “A”	Site Plan of Project
Exhibit “B”	Plan Delineating the Premises
Exhibit “C”	Square Footage Determination
Exhibit “D”	Work Letter Agreement
Exhibit “E”	Notice of Lease Term Dates
Exhibit “F”	Occupancy Estoppel Certificate
Exhibit “G”	Form SNDA
Exhibit “H”	Rules and Regulations
Exhibit “I”	Telecommunications Rules
Exhibit”J”	RESERVED
Exhibit “K”	Parking Rules and Regulations
Exhibit “L”	Janitorial Specifications
Exhibit “M”	Depiction of Parking

1.3      Additional Definitions. In addition to those terms defined in Section 1.1 and other Sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

(a)    “Additional Rent” means the Rent payable according to Section 3.2.

(b)    “Affiliates” of a party means that party’s parent, subsidiary and affiliated corporations and its and their managers, members, partners, venturers, directors, officers, shareholders, agents, servants and employees.

(c)    “Building Standard” means the scope and quality of leasehold improvements, Building systems or Building services, as the context may require, generally offered from time to time to all office tenants of the Building.

(d)    “Business Hours” means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturday, except for the following six (6) holidays:

New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

(e)    “Laws” means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi- governmental authorities having jurisdiction.

(f)     “Operating Expenses” shall mean collectively, the “Project Operating Expenses” and the “Building Operating Expenses.” As used herein, “Building Operating Expenses” shall include all costs and expenses for janitorial services for the Building, all costs and expenses for utilities to the Building, and all other reasonable costs and expenses of operation and maintenance of the Building as determined by generally accepted accounting principles consistently applied, which Landlord may, from time to time, separately allocate to the Building, all of which shall be calculated assuming the Building is ninety-five percent (95%) occupied (or calculated based on the actual level of occupancy for the calendar year in question if the Building is more than ninety-five percent (95%) occupied) during such calendar year. As used herein, “Project Operating Expenses” shall include all reasonable costs and expenses of operation and maintenance of the Project, as determined by generally accepted accounting principles consistently applied, calculated assuming that all buildings in the Project are ninety-five percent (95%) occupied (or calculated based on the actual level of occupancy for the calendar year in question if the all of the buildings in the Project are more than ninety-five percent (95%) occupied) during such calendar year, excluding, however, the Building Operating Expenses for the buildings in the Project. Project Operating Expenses shall include the following costs by way of illustration but not limitation: (i) Real Property Taxes and Assessments (as defined in Section 1.3(h) below) and any taxes or assessments imposed in lieu thereof; (ii) any and all assessments imposed with respect to the Project pursuant to any covenants, conditions and restrictions affecting the Project and/or the CC&R’s (defined below); (iii) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (iv) utilities, surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; (v) costs of insurance obtained by Landlord pursuant to Section 9.1 of this Lease, including any deductibles actually paid by Landlord (however in connection with earthquake or flood insurance, in the event a deductible is actually incurred, the cost so incurred shall be amortized over the useful life of the items repaired); (vi) waste disposal and janitorial services; (vii) security; (viii) labor; (ix) costs incurred in the management of the Project, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used directly in the management, operation and maintenance of the Project, (3) Project management office rental (if such management office is located on the Project) at a cost not to exceed the fair market rental value for such office in comparable suburban Class A office buildings in the Thousand Oaks/Westlake Village/Agoura Hills, California area, and excluding any portion of such office which is occupied principally for marketing purposes, and (4) a management/administrative fee not to exceed five percent (5%) of the annual gross revenues of the Project exclusive of the proceeds of financing or a sale of the Project; (x) supplies, materials, equipment and tools to be used at the Project or the Building; (xi) repair and maintenance of the elevators and the structural portions of the improvements in the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xii) maintenance, costs and upkeep of all parking and Common Areas; (xiii) depreciation (or amortization as appropriate) on a straight-line basis over the useful life of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools), provided that such capital expenditures are reasonably intended to produce a reduction in operating charges or energy consumption or to otherwise maintain the Project in a condition comparable to other suburban Class A office building projects in the Thousand Oaks/Westlake Village/Agoura Hills, California area; (xiv) costs and expenses of gardening and landscaping; (xv) maintenance of signs (other than signs of tenants); (xvi) personal property taxes levied on or attributable to personal property located on and used in connection with the Project; (xvii) reasonable accounting, audit, verification, legal and other consulting fees; and (xviii) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

Notwithstanding the foregoing paragraph, Operating Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising or marketing of space for lease in the Project; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Project (other than such tenants’ regular contributions to Operating Expenses); (6) any depreciation capital expenditures (except as expressly provided above); (7) costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred for the purpose of reporting Landlord’s financial condition; (8) any obligation for capital repairs or improvements, except as otherwise provided in the immediately preceding paragraph; (9) insurance deductibles; (10) costs associated with testing and remediation of Hazardous Materials (defined below) or contaminants including asbestos and mold or mildew, unless caused by Tenant; (11) professional fees and expenses including attorneys and accountants for disputes with tenants, lease negotiation or preparation, completion of partnership tax returns, and project financing matters; (12) costs and expenses for janitorial services provided to space within the Building that is leased on an exclusive basis to a tenant of the Building including, without limitation, the janitorial costs paid by Tenant for the Premises; (13) electricity and other utilities consumed within any space within the Building that is leased on an exclusive basis to any tenant of the Building including, without limitation, separately metered electricity and other utility costs paid by Tenant for the Premises; (14) fines, penalties, and interest except to the extent incurred due to an act or omission of Tenant; (15) wages, salaries and other compensation paid to any executive employee of Landlord or Landlord’s Managing Agent above the grade of building manager or other similar level position; (16) any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or member organization; (17) acquisition costs for sculptures, paintings or other objects of art; (18) cost of alterations or improvements to the Premises or any other demised premises of other tenants in the Project or Building; (19) overhead and profit increments paid to Landlord or to an Affiliate of Landlord for goods and/or services in the Building or Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable buildings; (20) wages and fees in connection with the ownership, management, and operation of any parking structure to the extent of gross receipts from such parking operations; (21) the cost of correcting any defects in the initial construction of the Building; (22) advertising and promotional expenditures of customer services; (23) any items for which Landlord receives reimbursement or is otherwise actually compensated, including, without limitation, contractor’s warranties or other expenses for which Landlord is reimbursed by other tenants of the Project; (24) any bad debt loss or rent loss; (25) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants or occupants in the Building or Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Building or the Project; (26) tax penalties incurred as a result of Landlord’s inability to make tax payments when due, and costs, expenses and penalties incurred by Landlord as a result of Landlord’s violation of any Laws, except if any tax penalty or other costs, expenses and penalties arise out of or have been contributed to by Tenant’s default or breach; (27) costs incurred by Landlord for the repair of damage to the Building resulting from the negligence or willful misconduct of Landlord or its agents, employees, invitees or contractors, other than (A) costs of routine maintenance and repair and (B) costs to repair ordinary wear and tear; (28) costs incurred in furnishing items or services exclusively to Tenant or any other specific tenant; (29) costs incurred in repairing damage to the Building or the Project caused by other tenants or their agents, employees, invitees or contractors; (30) attorneys’ fees and other costs and expenses incurred due to the violation by Landlord under any lease at the Project; and (31) if the Building does not have such certifications as of the Commencement Date, any expenses incurred by the Landlord in connection with its plans or efforts to obtain any form of certification for energy efficiency or environmental responsibility from organizations or governmental agencies such as the United States Green Building Council’s Leadership in Energy and Environmental Design (LEED) certification, Energy Star, Green Globes, etc., including, without limitation, consulting fees, legal fees, architectural, design and/or engineering fees and submission fees incurred in connection with such certifications.

In addition, the following shall apply to Operating Expenses:

(i)                 If any new categories of recurring Operating Expenses that were not included in the Base Year are incurred by Landlord after the Base Year (e.g., new types of insurance, reserves, or material services such as janitorial services), then the Base Year shall be adjusted to reflect such new Operating Expenses, provided that the Base Year shall not be adjusted for additional Operating Expenses arising out of one-time, non-recurring, extraordinary circumstances or events (e.g., repairs due to a force majeure event, to the extent that such costs are includible in Operating Expenses as expressly provided in this Lease). Additionally, if the Building/Project’s insurance policies were purchased on a portfolio-wide or multi-building basis in the Base Year and the Building/Project subsequently ceases to be insured as part of such portfolio-wide or multi-building basis, the Base Year insurance expenses will be adjusted to reflect what the insurance premium costs would have been in the Base Year had stand-alone insurance policies for the Building/Project been in place during the Base Year, which costs shall be determined by Landlord in Landlord’s sole and absolute discretion.

(ii)                If the Building/Project is not fully assessed in the Base Year and any subsequent calendar years during the Term, then Landlord shall adjust the subject year’s Real Property

Taxes and Assessments to reflect what such year’s Real Property Taxes and Assessments would have been had the Building/Project been fully assessed as a completed building or project.

(iii)      Operating Expenses incurred during any period of time that is not entirely within the Term of this Lease shall be prorated based on the actual number of days in the year. Landlord shall not (i) profit by including items in Operating Expenses that are otherwise also charged to and paid separately by other tenants of the Project, or (ii) except for appropriate reserves, collect Operating Expenses from Tenant and all other tenants/occupants in the Building/Project in an amount in excess of what Landlord actually incurred for the items included in Operating Costs.

(iv)     If, during the Base Year, Landlord does not purchase electricity (or other utilities) from a so-called “clean” or “renewable” sources (whether in whole or in part) but elects to do so in subsequent calendar years, the Operating Expenses of such subsequent calendar years during the Term shall not include any incrementally higher cost associated with purchasing so-called “clean” or “renewable” utilities unless Base Year Operating Expenses are adjusted to reflect what the cost of such “clean” or “renewable” utilities would have been in the Base Year had Landlord elected to purchase electricity from such “clean” or “renewable” sources during the Base Year, which costs shall be determined by Landlord in Landlord’s sole and absolute discretion.

(v)      Tenant shall not be required to pay Excess Expenses during the first twelve (12) calendar months of the initial Term. In addition and notwithstanding anything to the contrary contained in this Lease, Controllable Operating Expenses (defined below) shall not increase by more than five percent (5%) per calendar year during the Term on a compounded basis. For purposes hereof, the term “Controllable Operating Expenses” shall include all Operating Expenses except (i) costs levied, assessed or imposed by, or at the direction of, or resulting from, statutes or regulations or interpretations thereof promulgated by, any federal, state, regional, municipal or local governmental authority in connection with the use or occupancy of the Building or the Project or the parking facilities serving the Building or the Project, including all Real Property Taxes and Assessments, (ii) costs of insurance obtained by Landlord pursuant to Section Error! Reference source not found. of this Lease, (iii) any utility costs including, without limitation, water, sewer and electricity charges, (iv) janitorial costs and (v) snow and ice removal expenses.

(g)    “Rent” means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

(h)    “Real Property Taxes and Assessments” mean any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project, including the following by way of illustration but not limitation:

(i)          any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(ii)         any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the state of California in June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that, except as set forth below, all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purpose of this Lease;

(iii)        any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Project or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(iv)       any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(v)        any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted for within the geographic area of which the Project is a part, but not imposed as a result of construction of a new office building or other improvements related to such new buildings on the Project or expansion of the exterior of the Building.

Notwithstanding the foregoing provisions of this Section 1.3(h) to the contrary, Real Property Taxes and Assessments shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes. Further, if during any calendar year following the Base Year, Landlord determines in its commercially reasonable discretion that it is in the best interests of the Project and the Project’s tenants to contest any assessment or taxes levied against the Project or Building or to otherwise pursue a reduction in Real Property Taxes and Assessments through an appeal, including, without limitation, through a Proposition 8 appeal (all costs of which shall be included in Operating Expenses), Landlord shall pursue such contest or appeal, provided that to the extent Landlord is successful in any such contest or appeal and as result thereof, Landlord reasonably determines that Tenant has overpaid Excess Expenses (defined below) for any previous calendar year, Tenant shall be credited with an amount equal to such overpayment against the next installment of Excess Expenses payable by Tenant under this Lease.

2.        GRANT OF LEASE.

2.1      Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term. Tenant and its employees and agents will have access to the Premises twenty-four (24) hours per day, every day of the Term, subject to Landlord’s reasonable security measures.

2.2      Common Areas. During the Term of this Lease, Tenant shall have the nonexclusive right to use, in common with Landlord, other tenants in the Project and landlord and tenants of the adjacent parcels under that certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Lot 1 of Tract No. 5245 recorded on April 28, 2003 in the Official Records of Ventura County, California as Instrument No. 2003-0139017-00 (the “CC&R’s”), and subject to the Project Rules and Regulations referred to in Section 18 below, those portions of the Project (the “Project Common Areas”) not leased or designated for lease to tenants that are provided for use in common by (or by the sublessees, agents, employees, customers or licensees of) Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any sidewalks adjacent to the Project, any pedestrian walkway system, parking or other facilities open to the general public. The common areas appurtenant to the Building shall be referred to herein as the “Building Common Areas” and shall include the following areas:

(a)    the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

(b)    the parking structure and parking areas (subject to Section 19 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and plaza area appurtenant to the Building.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the “Common Areas.”

2.3      Landlord’s Reserved Rights. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not materially increase Tenant’s costs or unreasonably interfere with Tenant’s use of or access to the Premises:

(a)    expand the Building and construct or alter other buildings or improvements within the Project;

(b)    make any changes, additions, improvements, repairs or replacements in or to the Project, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters, and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, and subject to Section 19, parking spaces and parking areas; in particular, Landlord shall have the right to construct an additional parking structure to serve the Project, it being understood that in connection therewith, Landlord may relocate Tenant’s then-existing parking spaces to either the new parking structure or elsewhere within the parking area serving the Building;

(c)    close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project and/or Building so long as Tenant is provided with reasonable access to the Premises and reasonable parking; and

(d)    perform such other acts and make such other changes with respect to the Project, Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.        RENT.

3.1      Base Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each month (or portion of a month) described in Section 1.1 (j) will be payable in equal monthly installments for such month (or portion), in advance, on or before the first day of each and every month during the Term; provided, however, that payment of Base Rent for the first full calendar month of the Term shall be made upon execution of this Lease by Tenant. Furthermore, if the Lease Term terminates on a date other than last day of a calendar month, Base Rent for the calendar month in which Lease termination occurs will be adjusted on a prorated basis, based on the ratio of the number of days of the Lease Term that fall within said calendar month as compared to the total number of days within said calendar month.

3.2      Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Rent described in above (including, without limitation, payments for insurance, repairs and Excess Expenses as provided in Section 3.3 below) shall be considered Additional Rent for the purposes of this Lease, and the word “rent” in this Lease shall include such Additional Rent unless the context specifically or clearly implies that only the Base Rent is referenced. The Base Rent and Additional Rent shall be paid to Landlord as provided in Section 3.8, without any prior demand therefor and without any deduction or offset whatsoever, in lawful money of the United States of America.

3.3      Excess Expenses. Commencing with calendar year 2013, Tenant shall pay to Landlord, in the manner and at the times set forth in the following provisions of Sections 3.4 and 3.5, the amount by which Tenant’s Proportionate Share of Operating Expenses (which consists of two (2) separate components as set forth in Section 1.1 (k) above) exceeds Landlord’s Contribution to Operating Expenses (which consists of two (2) separate components as set forth in Section 1.1(1) above). Such excess amounts shall be collectively referred to in this Lease as the “Excess Expenses.”

3.4      Estimate Statement. By the first day of each calendar year during the Term of this Lease commencing with calendar year 2013, Landlord shall endeavor to deliver to Tenant a statement (“Estimate Statement” ) estimating the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right during any calendar year, to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than or less than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year); provided, however, that with respect to the first Estimate Statement submitted, Tenant shall also pay the Excess Expenses for those months, if any, during the Term which occurred prior to January of the calendar year in which such first Estimate Statement is submitted. Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

3.5      Actual Statement. By the first day of April of each succeeding calendar year during the Term of this Lease commencing with calendar year 2013, Landlord shall endeavor to deliver to Tenant a reasonably detailed statement (“Actual Statement”) of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. If the Actual Statement reveals that Excess Expenses were overstated or understated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 3.4, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such underpayment, or, Landlord shall pay to Tenant (or credit against the next monthly rent falling due), the amount of such overpayment, as the case may be.

3.6      No Release. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to Sections 3.4 and 3.5 above shall not constitute a waiver of its right to receive Tenant’s payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to Section 3.4 above, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.

3.7      Other Taxes. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and other taxes excluded from the definition of Real Property Taxes and Assessments) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

3.8      Terms of Payment. All Base Rent, Additional Rent and other Rent will be paid, at Landlord’s Payment Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off, except as otherwise expressly provided in this Lease.

3.9      Right to Accept Payments. No receipt by Landlord of an amount less than Tenant’s full amount due will be deemed to be other than payment “on account”, nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord: (a) after the expiration or other termination of the Term will reinstate, continue or extend the Term; or (b) will invalidate or make ineffective any notice (other than a demand for payment of money) given prior to such payment by Landlord to Tenant. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.        USE AND OCCUPANCY.

4.1      Use. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(n), or for such other purpose as Landlord expressly authorizes in writing, and for no other purposes.

4.2      Compliance. Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant’s use, occupancy or alteration of the Premises or the condition of the Premises resulting from such use, occupancy or alteration, at Tenant’s sole cost and expense.

4.3      Occupancy. Tenant will not do or permit anything which obstructs or interferes with other tenants’ rights or with Landlord’s providing Project services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic (excepting any products that are customary for a standard office use) or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Project by Tenant or on Tenant’s request causes a dangerous, noxious, toxic (excepting any products that are customary for a standard office use) or offensive effect (including an environmental effect) and in Landlord’s reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant’s failure to comply with the provisions of this Section 4.3, insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

4.4      Hazardous Material.

(a)       The term “Hazardous Material” as used in this Lease means any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on or about the Premises is either: (i) potentially injurious to the public health, safety, or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under applicable statute or common law theory. Hazardous Material will include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, asbestos, chlorofluorocarbons, polychlorinated biphenyls (PCBs) and formaldehyde. The provisions of this Section 4.4(a) will extend to any and all such Hazardous Material whether or not such substance was defined, recognized, or known or suspected of being hazardous, toxic, dangerous, or wasteful, at the time of any act or omission giving rise to Tenant’s liability. The term “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), any so-called “Superfund” or “Superlien” law, the Resource Conservation and Recovery Act of 1980 (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), California Health & Safety Code §§ 25100 et seq. and §§ 39000 et seq., the California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code §§ 13000 et seq.), any and all amendments and recodifications of the foregoing statutes, or any other federal, state, local, or other statute, law, ordinance, code, rule, regulation, permit, order, or decree regulating, relating to or imposing liability or standards of conduct concerning Hazardous Material.

(b)       In addition to its other obligations under this Lease (including Section 4.2 hereof), Tenant covenants to comply with all Environmental laws with respect to the Premises, the Building and the Project to the extent relating to actions or operations by Tenant, its agents, officers, contractors, employees, assignees, subtenants and/or invitees (collectively, the “Tenant Parties” or each, a “Tenant Party”). Except for general office supplies typically used in an office area in the ordinary course of business (such as but not limited to copier toner, liquid paper, glue, ink, and cleaning solvents), except for petroleum, oils, and other items used in connection with the operation of automobiles and other equipment, and except for common and customary construction materials (including, without limitation, solvents, lubricants, fuels, mastics and adhesives) and common cleaning and janitorial supplies reasonably necessary for the maintenance, operation, repair and improvement of the Premises, for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and reasonable prudent standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Tenant on the Premises, neither Tenant nor any Tenant Parties shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Project. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building, and Project to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or any Tenant Parties, provided Landlord’s approval of such actions shall first be obtained, except in the case of an emergency, in which case Tenant shall notify Landlord of such actions as soon as is reasonably possible. In addition, neither Tenant nor any Tenant Parties shall allow any noxious substances or, except as expressly permitted by this Section 4.4, Hazardous Materials, to be released into, flow or seep into, or be placed into the Premises. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to maintain the Premises, Building, and Project in the condition existing prior to the introduction of any Hazardous Materials and/or noxious substances by Tenant or any Tenant Parties. Tenant shall promptly provide Landlord with any notices relating to Hazardous Materials which Tenant is obligated to provide Landlord under Environmental Laws.

(c)       In addition to any other indemnity contained in this Lease, Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord, its partners, managers, members, officers, directors, subsidiaries, affiliates, lenders, employees and agents, and the property manager of the Project (“Property Manager”) and ground lessor, if any, and the Premises, harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys’ fees, consultant fees and court costs) which arise during or after the Term of this Lease as a result of Tenant’s breach of any of the obligations and covenants set forth in Section 4.4(b) above, and/or any contamination of the Premises, Building, or Project directly or indirectly arising from the activities of Tenant or any Tenant Parties. Tenant shall not be responsible for any costs or expenses relating to the remediation or cleanup of Hazardous Materials which were located on, under or about the Project prior to the date of this Lease or which are placed or discharged on or about the Project by Landlord and/or its employees, contractors or agents.

(d)       Tenant will promptly comply with the requirements of Section 25359.7(b) of the California Health and Safety Code and/or any successor or similar statute. Accordingly, if Tenant knows, or has reasonable cause to believe, that Hazardous Material, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by Landlord, Tenant will immediately give written notice of such fact to Landlord. Tenant will also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material, or contamination in, on, under, or about the Premises. Should Tenant fail to so notify Landlord, Landlord will have all rights and remedies provided for such a failure by such Section 25359.7(b) in addition to all other rights and remedies which Landlord may have under this Lease or otherwise. Additionally, Tenant will immediately notify Landlord in writing of (i) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Material involving the Premises, the Building, or the Project, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Building, or the Project related to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material, (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Material at or removed from the Premises, the Building, or the Project, including any complaints, notices, warnings, or assertions of any violation in connection therewith, (iv) any spill, release, discharge, or disposal of Hazardous Material that occurs with respect to the Premises or Tenant’s operations, including, without limitation, those that would constitute a violation of California Health and Safety Code Section 25249.5 or any other Applicable Environmental Law (defined below); and (v) Tenant’s discovery of any occurrence or condition on, under, or about the Premises, the Building, or the Project or any real property adjoining or in the vicinity of the Building or Project or any part thereof causing or possibly causing the Building or Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use under any Applicable Environmental Law, including, without limitation, Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Building or Project that could cause the Building or Project or any part thereof to be classified as “border-zone property” under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Building or Project, or any part thereof under any Applicable Environmental Law.

(e)       Tenant will immediately abate any Hazardous Material brought, placed, or leaked onto, or under, the Premises during the Term of the Lease by Tenant or any Tenant Party. Additionally, to the extent Tenant or any Tenant Party brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Premises, Tenant will remove all such chlorofluorocarbons prior to, or upon, termination of the Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known or supposed to be Hazardous Material. Tenant, however, will not take any remedial action related to Hazardous Material located in or about the Premises, the Building, or the Project and will not enter into a settlement, consent decree, or compromise in response to any claim related to Hazardous Material, without first notifying Landlord in writing of Tenant’s proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord’s interest in the Premises, the Building, and the Project.

(f)        Notwithstanding the foregoing prohibition against the location of Hazardous Material on or about the Premises, the Building, or the Project, if Tenant or any Tenant Party cause any Hazardous Material to be located on or about the Premises, the Building, or the Project, then Tenant, at its sole cost and expense, will obtain insurance or other means of financial capability satisfactory to Landlord (in its sole discretion) to assure compliance with the indemnity and other obligations of Tenant related to Hazardous Material set forth in this Lease or otherwise now or in the future required by law; such insurance or other means of financial capability will be on such forms, in such amounts and with such persons as from time to time required by Landlord, and otherwise be satisfactory to Landlord (in its sole discretion).

(g)       Landlord and Landlord’s lender(s) will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and with all Environmental Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Material from the Premises. The costs and expenses of such inspection will be paid by the party requesting same, unless a Default of this Lease, violation of Environmental Law, or a contamination, caused or contributed to by Tenant or any Tenant Party is found to exist or be imminent, or unless the inspection is required or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant will upon request reimburse Landlord or Landlord’s lender(s), as the case may be, for the costs and expenses of such inspections.

(h)       The foregoing covenants and indemnities of Tenant shall survive the expiration or earlier termination of this Lease and will continue to be the personal liability and obligation of Tenant.

5.        SERVICES AND UTILITIES.

5.1      Landlord’s Standard Services. Subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services in a manner consistent with other comparable Class A quality office buildings located in the Thousand Oaks/Westlake Village/Agoura Hills, California area, the costs of which shall be included in Operating Expenses, unless otherwise specified herein (Landlord reserves the right to adopt non- discriminatory modifications and additions to the following provisions from time to time so long as such modifications do not significantly decrease the level of service provided to Tenant):

(a)       Landlord shall make available for Tenant’s nonexclusive use, the non- attended passenger elevator facilities of the Building, seven days per week, twenty-four (24) hours per day. Subject to the other terms and provisions of this Lease and reasonable Building access restrictions from equipment and other measures that may be established by Landlord (for example, card key access), Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day;

(b)       Landlord shall furnish during “Business Hours” heating, ventilation and air conditioning (“HVAC”) for the Premises as required in Landlord’s judgment for the comfortable and normal occupancy of the Premises. For purposes of this Lease, the “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday (except holidays). The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s unreasonable adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Section 5 above. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for HVAC mechanics. If Tenant desires HVAC at any time other than during Business Hours, Landlord shall provide such “after-hours” usage after twenty-four (24) hours advance request by Tenant, and Tenant shall pay to Landlord, as Additional Rent (and not as part of the Operating Expenses) the actual cost on an average hourly basis (including Landlord’s actual administrative costs incurred, which shall be excluded from Operating Expenses), as reasonably and fairly determined by Landlord from time to time, of such after-hours usage. Landlord agrees that it shall use reasonable efforts to accommodate Tenant’s requests for after-hours HVAC service on less than twenty-four (24) hours’ prior notice whenever possible;

(c)       Landlord shall furnish to the Premises twenty-four (24) hours per day, reasonable quantities of electric current for fluorescent and incandescent lighting, and task ambient lighting and for normal office equipment in quantities and intensity of use which is customary and reasonable for normal office tenants. Tenant shall cause the supplemental HVAC unit serving the computer server room within the Premises to be separately metered for electricity as part of Tenant’s construction of the initial Leasehold Improvements; provided, however, that the cost of installing such separate meter shall be borne by Landlord and reimbursed to Tenant within thirty (30) days after written request by Tenant. Tenant shall pay to Landlord, as Additional Rent, all charges relating to the electricity supplied to such separate meter. Notwithstanding the foregoing, in no event shall Tenant’s use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish hot and cold water to the Premises twenty four (24) hours per day for drinking and lavatory purposes, in such quantities as required in Landlord’s reasonable judgment for the comfortable and normal use of the Premises. If Tenant requires or consumes water in excess of what is considered reasonable or normal by Landlord, Landlord may require Tenant to pay to Landlord, as Additional Rent, the cost as fairly determined by Landlord incurred for such excess usage;

(d)       Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time, which standards shall be consistent with the standards typical for comparable Class A quality office buildings located in the Thousand Oaks/Westlake Village/Agoura Hills, California area. Landlord’s current janitorial cleaning specifications are attached hereto as Exhibit “L”. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as reasonably determined by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s excessive refuse and rubbish; and

5.2      Tenant’s Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable and non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose without first obtaining Landlord’s written consent. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

5.3      Interruption of Services. If any of the services provided for in this Section 5 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease; provided, however, that if any of the services are interrupted or stopped (i) as a result of the gross negligence or willful misconduct of Landlord or (ii) for a period of ten (10) consecutive days for any reason outside of the reasonable control of Landlord (or forty-five (45) days in any consecutive twelve (12)-month period), and should Tenant be actually prevented from using the Premises for Tenant’s normal business activities as a result thereof, then the Rent and all other charges shall be abated during the period beginning on the date Tenant actually cannot and does not use the Premises for Tenant’s normal business activities as a result of the interruption in services and throughout such period that Tenant continues to be so prevented from using the Premises. Notwithstanding the foregoing, if Tenant is only prevented from using a portion of the Premises as a result of the service interruption but is otherwise able to use other portions of the Premises, or if Tenant is prevented from using the entire Premises but subsequently begins using a portion of the Premises, Rent shall be abated to the portion of the Premises Tenant is not able to occupy and use and Tenant shall be responsible for the partial payment of Rent with respect to the Premises so used. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord’s control, any such irregularity or stoppage that is required in order to comply with any Laws or that is required or recommended by governmental agencies for health or safety reasons will be deemed caused by a reason beyond Landlord’s control. Tenant hereby waives the provisions of Sections 1932, 1933(4) and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by Laws, and Tenant acknowledges that, in the event Landlord fails to make a repair or perform maintenance, Tenant’s sole remedy for such breach by Landlord will be an action for damages, and that Tenant will not be entitled to terminate this Lease, withhold Rent, or make any repair and deduct the cost of repair from Rent payable under this Lease.

5.4      Security. Only Landlord will determine the type and amount of any security services to be provided to the Project. In no event will Landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord, for (a) any entry of third parties into the Premises, the Building and/or the Project; (b) any damage or injury to persons or property in or about the Premises, the Building and/or the Project; or (c) any loss of property in or about the Premises, the Building and/or the Project, if the subject event described in the foregoing clause (a), (b) or (c) occurs as a result of any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction or insufficiency of the security services provided by Landlord.

6.        REPAIRS.

6.1      Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business. Landlord does hereby represent and warrant to Tenant that as of the date hereof and as of the date that Landlord delivers possession of the Premises to Tenant, the Premises, the Building and the Common Areas are and shall be in material compliance with all applicable laws and with the CC&Rs. Subject to Section G.2 of Exhibit “D”, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Leasehold Improvements therein were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit “D” completed and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto, except as provided in Exhibit “D”.

6.2      Tenant’s Repair and Notice Obligations. Except for Landlord’s obligations specifically set forth in Sections 6.1, 6.3, 10.2, and 12.2 hereof, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, repair and preserve the Premises and all Leasehold Improvements, Tenant Changes (as defined in Section 7.1 below), and any alterations, additions and property therein in first-class condition and repair, reasonable wear and tear excepted. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class workmanlike manner, by such contractor(s) selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Furthermore, Tenant will notify Landlord promptly after Tenant learns of (i) any fire or other casualty in the Premises; (ii) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (iii) any damage to or defect in any parts or appurtenances of the sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

6.3      Landlord’s Repair Obligations. Notwithstanding the provisions of Section 6.2 above to the contrary, Landlord shall, as part of the Operating Expenses, repair and maintain in a good condition (a) the Building’s shell and other structural portions of the Building (including the roof and foundations), (b) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems up to and within the Building’s core and (c) the Common Areas; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as Additional Rent, the actual costs of such maintenance and repairs.

6.4      Failure to Maintain Premises. Following not less than ten (10) days written notice from Landlord, if Tenant fails to perform any of its obligations under Section 6.2 above beyond any notice and cure period, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision but in no event more than five percent (5%) of such actual costs, within ten (10) days after the date of Landlord’s invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 24 hours’ prior telephonic notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises.

6.5      Tenant’s Waiver. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.        ALTERATIONS.

7.1      Tenant Changes; Conditions. After installation of the initial Leasehold Improvements for the Premises pursuant to Exhibit “D”, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, “Tenant Changes”) subject to and upon the following terms and conditions:

(a)       Notwithstanding any provision in this Section 7 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building’s structure, or detrimentally affect any equipment or systems, or the proper functioning thereof, or Landlord’s access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b)       Before proceeding with any Tenant Change which is not otherwise prohibited in Section 7.1(a) above, Tenant must first obtain Landlord’s written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the provisions of this Section 7 shall not apply to the installation by Tenant of any Telecom Equipment, which installation shall be governed by the provisions of Section 26 of this Lease. However, Landlord’s prior approval shall not be required for any Tenant Change (i) which, when combined with all of Tenant’s other Tenant Changes over a twelve-month period do not, in the aggregate, cost more than Seventy-Five Thousand Dollars ($75,000.00); (ii) provided that Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iii) further provided that Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 7.1.

(c)       After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor, Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change, provide Landlord with ten (10) days’ prior written notice thereof; and (iii) pay to Landlord, within fifteen (15) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 9.1 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord’s insurance, Landlord shall notify Tenant and Tenant shall insure the Tenant Changes under its personal property insurance pursuant to Section 9.2 below. In addition, before proceeding with any Tenant Change, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Tenant Change.

(d)       Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Tenant Changes within fifteen (15) business days after Tenant’s receipt of invoices either from Landlord or such consultants, provided that Landlord shall only engage Landlord’s engineers and other consultants to the extent Landlord reasonably determines that such review is necessary due to the nature of the proposed Tenant Change and provided further that Landlord shall, prior to such engagement, give written notice to Tenant that Landlord intends to engage such engineers and other consultants.

(e)       All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class and workmanlike manner; (iii) in compliance with all laws, rules, and regulations of all governmental agencies and authorities; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to the Rules and Regulations.

(f)        Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 9.2 of this Lease.

(g)       Any and all alterations that are “Telecom Equipment” (as defined in Section 26.1(a) below) will also be governed by the terms and conditions of Section 26, and if there is any conflict between the requirements of this Section 7.1 and those of Section 26 with respect to Telecom Equipment, Section 26 will govern.

7.2      Removal of Tenant Changes and Leasehold Improvements. All Tenant Changes and the initial Leasehold Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease. Landlord’s consent to the initial Leasehold Improvements and Tenant Changes shall relieve Tenant of any obligation to remove such Leasehold Improvements and/or Tenant Changes at the expiration or sooner termination of this Lease, unless, with respect to Tenant Changes only, at the time Landlord consents to such Tenant Changes, Landlord indicates that it will require removal of such Tenant Changes on the expiration or sooner termination of this Lease. If Tenant so desires, Tenant may, prior to making any Tenant Changes (regardless of whether Landlord’s consent to such Tenant Changes is required), request Landlord to notify Tenant, in writing, within ten (10) days following receipt of Tenant’s request, as to whether Landlord will require the removal of such Tenant Changes and restoration of the Premises to the condition which existed prior to the performance of any such Tenant Changes. If Landlord fails to respond to Tenant’s request, in writing, within such ten (10) day period, Landlord shall be deemed to have elected to require that such Tenant Changes not be removed and the Premises not be restored as of the expiration or sooner termination of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, shall pay to Landlord all of Landlord’s costs of such removal and repair).

7.3      Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease substantially all of its personal property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 7.1 above, Landlord may, after Tenant’s continued failure after ten (10) days written notice to Tenant, and at its option, treat such failure as a hold over pursuant to Section 15.2 below, and/or may (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon an additional ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

7.4      Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Project, the Building, Common Areas and those Project and Building systems necessary to provide the services described in Section 5 and for such purposes, Landlord may enter the Premises upon not less than twenty-four (24) hours’ prior telephonic notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry except where such loss or damage is due to Landlord’s gross negligence or willful misconduct, provided that in doing so Landlord will not disturb or interfere with Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises.

8.        LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Project or Building. Tenant will keep title to the Project and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will protect, defend, indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. Tenant shall, at Landlord’s request, provide Landlord with enforceable, conditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non- responsibility which it deems necessary for protection from such liens. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant’s sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien if Tenant’s contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released. If Tenant fails to cause such lien to be so released or bonded within ten (10) days after filing thereof, such failure shall be deemed a material breach by Tenant under this Lease, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within fifteen (15) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

9.        INSURANCE.

9.1      Landlord’s Insurance. During the Term, Landlord will provide and keep in force the following insurance:

(a)       comprehensive or commercial general liability insurance relating to Landlord’s operation of the Project, including coverage for personal and bodily injury and death, and damage to others’ property;

(b)       “all risk” property insurance relating to the Project (but excluding Tenant’s fixtures, furnishings, equipment, personal property, documents, files and work products and all Leasehold Improvements in the Premises that were paid for by Tenant; for purposes of this Section 9.1 (b) and 9.1 (d) below, any Leasehold Improvements paid for with an allowance provided by Landlord, regardless of whether a portion of the Base Rent is intended to reimburse Landlord for such allowance, will be deemed paid for by Landlord);

(c)       loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

(d)       such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Project or Building mortgagee requires.

Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Project or Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient.

9.2      Tenant’s Insurance. During the Term, Tenant will provide, pay for and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the use, occupancy or maintenance of the Premises, and all areas appurtenant thereto, by Tenant, its agents, representatives, employees or contractors. Tenant will contractually require its contractors and any subcontractors to obtain the types of insurance outlined herein, and upon Landlord’s request, Tenant will cause such contractors and/or subcontractors to execute documentation satisfactory to Landlord, whereby each such contractor and subcontractor will agree to maintain such types of insurance with limits required by Landlord during the entire period that they conduct any work in the Project, and to provide proof of such insurance (in a form satisfactory to Landlord).

(a)       Commercial General Liability. Tenant will maintain commercial general liability insurance covering liability arising out of the use, occupancy or maintenance of the Premises on an occurrence basis against claims for bodily injury and property damage (including loss of use), personal injury and advertising injury. Such insurance will provide minimum limits and coverage as follows:

(i)        Minimum Limits.

(A)      $1,000,000 Each Occurrence (Combined Single Limit Bodily Injury and Property Damage).

(B)      $2,000,000 General Aggregate.

(C)      $2,000,000 Products/Completed Operations Aggregate.

(D)      $300,000 Fire Damage.

(ii)       Coverages.

(A)     1986 (or later) ISO Commercial General Liability Form (Occurrence Form).

(B)      Additional Insured: Landlord, its managers, members, partners, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager.

(C)      Waiver of Subrogation in favor of Landlord and Property Manager.

(b)       Automobile Liability. Tenant confirms that as of the Effective Date, Tenant does not use any automobiles in connection with the operation of Tenant’s business and accordingly, Tenant shall not be required to maintain any separate business auto liability insurance. Notwithstanding the foregoing, if at any time, Tenant desires to use any automobiles in connection with Tenant’s operation of its business, Tenant will, as a condition thereto, maintain business auto liability covering liability arising out of any auto (including owned, hired and non-owned autos).

(i)        Minimum Limits. $ 1,000,000 Combined Single Limit for each accident.

(ii)       Coverages.

(A)      Additional Insureds. Landlord, its managers, members, partners, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager.

(B)      Waiver of Subrogation in favor of Landlord and Property Manager.

(c)       Workers Compensation. Tenant will maintain workers compensation and employers liability insurance.

(i)        Minimum Limits.

(A)      Workers Compensation: Statutory Limits.

(B)      Employers Liability:

(1)       Bodily Injury for Each Accident – $500,000.

(2)       Bodily Injury by Disease for Each Employee – $500,000.

(3)       Bodily Injury Disease Aggregate – $500,000.

(ii)       Coverages. Waiver of Subrogation in favor of Landlord and Property Manager.

(d)       Personal Property. Tenant will maintain property insurance covering all personal property and equipment (including, but not limited to furnishings, fixtures, inventory and stock in trade paid for by Tenant) in the Premises as well as the Tenant Changes (to the extent required under Section 7.1 (c) above, all on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and insuring against Special Causes of Loss, including an amount of no less than $1,000 for money and securities (inside and outside of the Premises) and vandalism and malicious mischief.

(e)       Umbrella/Excess Liability. Tenant will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Sections 9.2(a), 9.2(b) and 9.2(c)(i)(B) and will be at least as broad as each and every one of the underlying policies.

(i)        Minimum Limits.

(A)      $5,000,000 per Occuirence.

(B)      $5,000,000 Aggregate.

(ii)       Coverages.

(A)      Additional Insured. Landlord, its managers, members, partners, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager.

(B)      “Pay on Behalf of” Wording.

(C)      Concurrency of Effective Dates with primary insurance.

(D)      Aggregates: Follow Form Primary.

(E)       Drop Down Feature.

(F)       Waiver of Subrogation in favor of Landlord and Property Manager.

(f)        Intentionally Omitted.

(g)       Other Insurance Provisions. Tenant will name, will cause its contractors and subcontractors to name, and will cause the applicable contracts with such contractors and subcontractors to provide that each such contractor and subcontractor will name, Landlord, Landlord’s managers, members, partners, officers and directors, subsidiaries, affiliates, employees, agents and Property Manager as additional insureds with respect to liability arising out of Tenant’s use, occupancy, or maintenance of the Premises or activities performed thereon, on all liability policies carried by Tenant and/or Tenant’s contractors and subcontractors. Tenant’s insurance will be primary and non-contributory insurance over any insurance carried by Landlord. Tenant’s Workers’ Compensation insurer will agree to waive all rights of subrogation against Landlord and Property Manager, its managers, members, partners, officers and directors, employees, agents, subsidiaries and affiliates for losses arising from work or activities performed by Tenant. All liability insurance policies carried by Tenant will include provisions for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth herein. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s indemnity obligations contained in this Lease. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Tenant, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Tenant’s indemnity obligations under Sections 4.3, 4.4(d), 7.1, 8, 11.3, 23 or 26.5 or any other provision of this Lease. The amount of liability insurance under insurance policies maintained by Tenant will not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant will be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant’s occupancy of the Premises without delivering the certificates and/or other evidence of insurance, will not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate will not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(h)       Proof of Insurance. Prior to execution of this Lease, Tenant will furnish Property Manager with certificates of insurance evidencing the coverage outlined above. Insurance is to be placed with insurers with a Best’s rating of no less than A-IX. Tenant will endeavor to provide a provision where no such policy will be cancelable or modified except after 30 days’ written notice to Landlord’s Manager as identified in Section 1.1(p) and shall provide written notification to Landlord if such feature can not be obtained Tenant will maintain all of the foregoing insurance coverages in full force and effect until the expiration or earlier termination of this Lease.

9.3      Waiver of Subrogation. Landlord and Tenant agree that all insurance required to be carried under Sections 9.1(b), 9.1(c) and 9.1(d) and 9.2(d) and other property damage insurance which may be carried by either of them will be endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage will not affect the validity of such policy or the right of the insured to recover under such policy, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party (and, when the “other party” is Landlord, such waiver will apply to Property Manager as well). Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured (or required by the terms of this Lease to be insured) under valid and collectible insurance policies to the extent of any recovery collectible (or would have been collectible if the insurance required under this Lease had been maintained) under such insurance policies, provided that the foregoing waiver will not apply to any amount that is not reimbursable or paid by the damaged party’s insurer because of the deductible or self-insured retention portion of the damaged party’s insurance coverage. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims will not be operative, nor will the foregoing endorsements be required, in any case in which the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party will have the right, within ten (10) days following written notice, to pay such increased cost in order to keep such release or waiver in full force and effect).

10.      DAMAGE OR DESTRUCTION.

10.1   Landlord’s Rights and Obligations. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor reasonably estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred seventy (270) days from the date of such casualty, and Landlord will or would receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration had Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Section 10.2 below), or should Landlord be a self-insurer for such casualty and such casualty would have been covered by the insurance required under this Lease had Landlord not elected to self-insure for such risk, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part(s) of such Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor reasonably estimates that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete, or Landlord will not receive insurance proceeds even though Landlord carried the insurance required to be carried by Landlord pursuant to this Lease (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Leasehold Improvements and any Tenant Changes insured by Landlord pursuant to Section 7.1(c) above), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease by giving written notice to Tenant within sixty (60) days after Landlord receives notice of the occurrence of any such casualty, and such termination shall be effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. Notwithstanding the foregoing, if Landlord’s contractor reasonably estimates that it will take longer than two hundred seventy (270) days from the date Landlord’s contractor’s estimate has been delivered to Landlord and Tenant to complete the restoration, reconstruction or repair of the Building and/or Premises and Landlord has not otherwise elected to terminate this Lease as provided above, Tenant shall have the right, for the period continuing through the tenth (10th) day after receipt of such estimate, to terminate this Lease by delivering written notice to Landlord of its election to do so. If Tenant fails to deliver written notice of its election to terminate this Lease within the above 10-day period, then Tenant shall have no further right to terminate this Lease.

10.2   Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold Improvements in the Premises but only to the extent that such items are not covered by Landlord’s property insurance obtained by Landlord pursuant to Section 9.1 above (excluding proceeds for Tenant’s furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 10, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, due to Tenant’s failure to obtain insurance for any Tenant Changes which Tenant is required to insure pursuant to Sections 7.1(c) and/or 9.2(d) hereof, Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes. Upon any damage or destruction to any Tenant Changes and to the extent that Landlord is required to or elects to reconstruct same for Tenant’s use as provided in this Lease, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

10.3   Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof for three (3) consecutive business days (the “Eligibility Period”), then the rent and all other charges shall be abated or reduced, as the case may be, during the period after the date Tenant can no longer use the Premises or any portion thereof and throughout such period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the Rentable Square Feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent.

10.4   Inability to Complete. Notwithstanding anything to the contrary contained in this Section 10, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 10.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 10.1 above by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any acts of God, war, governmental restrictions, and delays caused by Tenant or any Tenant Parties), then either party may elect to tenninate this Lease upon thirty (30) days’ prior written notice to the other.

10.5   Damage Near End of Term. In addition to its termination rights in Sections 10.1 and 10.4 above, Landlord or Tenant shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty. Notwithstanding the foregoing, if Tenant exercises any remaining right to extend the term of this Lease within fifteen (15) days after receipt of notice from Landlord that Landlord is contemplating terminating this Lease pursuant to this Section 10.5 above, then neither Landlord nor Tenant shall have the right to terminate this Lease pursuant to this Section 10.5 as a result of such damage.

10.6   Waiver of Other Termination Rights. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting Tenant to terminate this Lease as a result of any damage or destruction) are hereby expressly waived by Tenant, and Tenant’s only termination rights relating to damage to or destruction of the Premises shall be as set forth in Sections 10.4 and 10.5 above.

11.      WAIVERS AND INDEMNITIES.

11.1   Tenant’s Waivers. Except to the extent caused by the willful or grossly negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) subject to Section 9.3, injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or Project or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building or Project, or caused by the public or by construction of any private or public work.

11.2   Landlord’s Indemnity. Subject to Sections 5.3, 5.4, 9.3 and 11.1 and to the limitation on Landlord’s liability set forth in Section 23, and except to the extent caused by the willful misconduct, negligent act or omission, or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, to the fullest extent permitted by applicable Laws, Landlord will indemnify, defend and hold harmless Tenant from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of any willful or grossly negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord’s obligations under this Section 11.2 will survive the expiration or early termination of the Term.

11.3   Tenant’s Indemnity. Subject to Section 9.3 and except to the extent caused by the willful misconduct or grossly negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, to the fullest extent permitted by applicable Laws, Tenant will indemnify, defend and hold harmless Landlord, its managers, members, partners, officers, directors, subsidiaries, affiliates, employees and agents and Property Manager from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of Tenant’s use, maintenance and/or occupancy of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any breach or default in the performance of any obligation on Tenant’s part to be performed under the provisions of the Lease or arising from any negligence or intentional misconduct of Tenant or any of its agents, contractors, employees, invitees or anyone for whom Tenant is legally responsible. Tenant’s obligations under this Section 11.3 will survive the expiration or early termination of the Term.

12.      CONDEMNATION.

12.1   Full Taking. If all or substantially all of the Project, Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical possession of the Project, Building or Premises.

12.2   Partial Taking.

(a)       Landlord’s Termination of Lease. If only part of the Project, Building or Premises is thus taken or sold, and if after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant within sixty (60) days after the taking.

(b)       Tenant’s Termination of Lease. If only part of the Project, Building or Premises is taken or sold, and if after such partial taking, Tenant is unable to use the Premises for the Permitted Use under this Lease, Tenant may terminate this Lease by giving notice to Landlord within sixty (60) days after the later of (i) the taking and (ii) Tenant’s actual knowledge of the taking.

(c)       Effective Date of Termination. Termination by Landlord or Tenant, as applicable, will be effective as of the date when physical possession of the applicable portion of the Project, Building or Premises is taken by the condemning authority.

(d)       Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking as provided above, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold, as reasonably determined by Landlord. If this Lease is not terminated upon a partial taking of the Project, Building or Premises, Landlord will, at Landlord’s sole expense, promptly restore and reconstruct the Project, Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Project, the Building or Premises so taken.

(e)       Waiver. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

12.3   Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Project, Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant’s trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant’s business incurred as a result of such condemnation.

13.      ASSIGNMENT AND SUBLETTING.

13.1   General. Assignment or encumbrance of all or any part of this Lease, and any sublease of all or any part of the Premises, shall only be permitted, in conformance with the provisions of this Section 13.

13.2   Restriction on Transfer. Subject to the provisions of Sections 13.3, 13.4 and 13.5, below, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like shall sometimes be referred to as a “Transfer”). Any Transfer without Landlord’s consent shall constitute a Default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Section 13, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Section 13. Notwithstanding the foregoing, the immediately preceding sentence shall not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over- the-counter market.

13.3   Transfer Request. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee (which have been certified or audited by an independent accounting firm, if such Transferee otherwise has obtained such a certification or audit and, if not, tax returns for the preceding two years and financial statements certified by the chief financial officer of the Transferee), and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request.

13.4   Additional Conditions; Excess Rent. If Landlord does not exercise any of its applicable options pursuant to Section 13.3 above, then Landlord may either approve or disapprove such Transfer, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord grants such approval, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a)         the Transfer shall be on substantially the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have substantially changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another ten (10) days after receipt thereof to exercise any of the options described in Section 13.3 above;

(b)        no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord that provides that the Transferee shall expressly assume all of Tenant’s obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, assume all of Tenant’s obligations applicable to such portion);

(c)         no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d)        fifty percent (50%) of the amount by which any rent or other economic consideration received by Tenant as a result of such Transfer exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, reasonable tenant improvement costs, free rent, reasonable marketing costs, reasonable attorneys’ fees and reasonable moving costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within fifteen (15) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

13.5   Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Section 13.4 shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transferee is an existing tenant of the Project or is presently negotiating with Landlord (unless Landlord cannot accommodate the space requirement of the proposed Transferee within a reasonable time frame) for space in the Project; (b) the proposed Transferee is a governmental entity; (c) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 4.1 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Project; (d) the Transfer would likely result in a significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (e) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (f) the Transferee is not, in Landlord’s reasonable opinion, of reputable or good character or consistent with Landlord’s reasonably desired tenant mix.

13.6   No Release. No Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis (i) Landlord’s portion of all monies due Tenant by said Transferee, and (ii) during such periods as Tenant is in default under this Lease, all monies due Tenant by said Transferee. However, the acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

13.7   Administrative and Attorneys’ Fees. If Tenant requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a nonrefundable administrative fee of One Thousand Dollars ($1,000.00), together with an amount equal to all other reasonable costs incurred by Landlord in connection with processing the proposed Transfer (including any attorneys’ fees actually incurred by Landlord applicable to the proposed Transfer). Acceptance of the administrative fee shall in no event obligate Landlord to consent to any proposed Transfer.

13.8   Permitted Sublease. Notwithstanding the foregoing, during the first eighteen (18) months of the initial Term only (the “Permitted Sublease Period”), Tenant shall have the right to sublease up to, but not exceeding, 6,000 RSF of contiguous space within the Premises (a “Permitted Sublease”), without the prior written approval of Landlord but only to the extent Tenant satisfies the following conditions: (i) Tenant shall give Landlord written notice of the Permitted Sublease, the name of the subtenant under the Permitted Sublease, and such other information that Landlord may reasonably require at least thirty (30) days prior to the effective date of such Permitted Sublease, (ii) in no event shall Tenant sublease space to any subtenant whose use would violate any exclusive use rights granted to other tenants of the Building or Project, (iii) in no event shall Tenant sublease space to any subtenant whose use is not the Permitted Use, (iv) all other terms, conditions and restrictions relating to Transfers set forth in this Article 13, including, but not limited to, the conditions and restrictions set forth in Section

13.5(a) through (g), inclusive, shall apply to such Permitted Sublease and shall otherwise be satisfied to Landlord’s reasonable satisfaction, (v) Tenant shall provide Landlord with a copy of the sublease between Tenant and the subtenant under the Permitted Sublease at least thirty (30) days prior to the effective date of such Permitted Sublease, (vi) the effective commencement date of such Permitted Sublease shall occur before the expiration of the Permitted Sublease Period, and (vii) in no event shall Tenant be released from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.

14.      PERSONAL PROPERTY.

14.1   Installation and Removal. Tenant may install in the Premises its personal property (including Tenant’s usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building and/or Project, and provided further, that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 7.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant’s business or in the course of making any Tenant Changes permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Building and/or Project resulting from such installation or removal.

14.2   Responsibility. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment, it being understood that such personal property taxes or impositions are not included within the definition of “Real Property Taxes and Assessments” provided in this Lease. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant’s trade fixtures, and Tenant’s interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, will be at the sole risk or at the risk of those claiming through Tenant, and that Landlord will not be liable for any damage to or loss of such property.

15.      END OF TERM.

15.1   Surrender. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all Tenant Changes to the Premises, the removal of which Landlord requested or approved according to Section 7.2 at the time Landlord consented to their installation, and (b) all of Tenant’s trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises, Building and/or Project caused by the installation or removal of any such items normal wear and tear excepted. Notwithstanding the foregoing, Tenant will be responsible for removing all Telecom Equipment installed by Tenant at the expiration or earlier termination of the Term in accordance with Section 26.9 below. If Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease despite demand to do so by Landlord (including upon the expiration of any subsequent month-to-month tenancy pursuant to Section 15.2 below), with such removal and repair obligations completed, then, in addition to the Landlord’s rights and remedies under Section 7.3 above and the other provisions of this Lease, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord harmless from all loss or liability including, without limitation, any claims made by any succeeding tenant based thereon, and any attorneys’ fees and other costs of legal proceedings. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant’s obligations under this Section 15.1 will survive the expiration or early termination of this Lease and no surrender of possession of the Premises by Tenant will limit Tenant’s liability under this Lease. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease will be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to an employee or agent of Landlord will not operate as a termination of this Lease or a surrender of the Premises.

15.2   Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord’s prior written consent, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to one hundred twenty-five percent (125%) of the monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord’s prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to one hundred fifty percent (150%) of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

16.      ESTOPPEL CERTIFICATES. At any time and from time to time (but on not less than ten (10) business days’ prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate substantially in the form of Exhibit “F” attached hereto or such other certificate from Landlord, Landlord’s lender or any prospective purchaser of all or any portion of the Project, certifying any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building and/or Project. If Tenant fails to deliver such certificate within the above ten (10) business-day period, Landlord shall issue a second, subsequent written notice to Tenant requesting Tenant’s execution of such certificate, which second notice shall also specifically state that Tenant’s failure to execute and return such certificate to Landlord within ten (10) business days after receipt of such second notice shall conclusively establish that this Lease is in full force and effect and that the statements set forth in Landlord’s proposed certificate are true and correct.

17.      TRANSFERS OF LANDLORD’S INTEREST.

17.1   Sale, Conveyance and Assignment. Nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Project, Building or Landlord’s interest under this Lease.

17.2   Effect of Sale, Conveyance or Assignment. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Project. A sale, conveyance or assignment of the Building and/or the Project will automatically release the transferor from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to the transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord’s transferee.

17.3   Subordination and Nondisturbance. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground or master leases or the lien of any future mortgages or deeds of trust, Landlord shall provide to Tenant a commercially reasonable non-disturbance and attornment agreement in recordable form in favor of Tenant in a mutually acceptable form executed by such future ground lessor, master lessor, mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant’s quiet possession of the Premises shall not be disturbed on account of such subordination to such future lease or lien so long as Tenant is not in default beyond any applicable cure period under any provisions of this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee will not be subject to any set-offs or claims which Tenant might have against any prior landlord and will not be liable for any act or omission of any prior landlord. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within fifteen (15) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within said 15-day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 20.1 below, Landlord further agrees that upon Tenant’s written request, it shall use commercially reasonable efforts to obtain and deliver to Tenant a commercially reasonable non-disturbance and attornment agreement in recordable form in favor of Tenant in a mutually acceptable form executed by each and every existing mortgagee of a mortgage or beneficiary of a deed of trust encumbering all or any portion of the Building or Site, and any lessor of any ground or master lease affecting all or any portion of the Building or Site, which shall provide, among other things, that Tenant’s quiet possession of the Premises shall not be disturbed on account of such mortgage, deed of trust, ground lease or master lease or the foreclosure (or sale in lieu thereof) or termination of same so long as Tenant is not in default beyond any applicable cure period under any provisions of this Lease. For purposes hereof, the form of non-disturbance and attornment agreement attached hereto as Exhibit “G” is hereby approved by Tenant and Landlord. Notwithstanding the foregoing, Landlord’s failure to obtain such non-disturbance and attornment agreement shall not constitute a Landlord default hereunder nor shall such failure entitle Tenant to terminate this Lease.

18.      RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit “H,” the Telecommunications Rules set forth on Exhibit “I”, and the Parking Rules and Regulations set forth in Exhibit “K” (collectively, “Project Rules and Regulations”) with all reasonable modifications and additions to such Project Rules and Regulations as may be from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord’s enforcement of the Project Rules and Regulations will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for the failure of any person to comply with the Project Rules and Regulations.

19.      PARKING.

19.1   Tenant’s Parking Rights. During the Term of this Lease (as the same may be extended or renewed), Landlord shall provide to Tenant the number of parking spaces specified in Section l.l(x) hereof for use by Tenant’s employees, guests or invitees on a nonexclusive basis in the common parking areas for the Building within the Project, as designated by Landlord from time to time, located in reasonable proximity to the Building. Landlord shall at all times have the right to establish and modify, on a nondiscriminatory basis, the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided, on a nondiscriminatory basis, the number of parking spaces designated in Section 1.1(x). Tenant and its employees shall be provided access to the parking areas for the Project seven (7) days a week and twenty-four (24) hours per day. Throughout the entire Lease Term (as the same may be extended and/or renewed) the parking spaces provided to Tenant as specified in Section 1.1(x) shall be free of charge. However, all costs of operating, maintaining and repairing the parking areas shall be included as Operating Expenses.

19.2   Parking Rules and Restrictions. The use of the parking areas shall be subject to the CC&Rs and the Parking Rules and Regulations attached hereto as Exhibit “K” and any other reasonable, nondiscriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project. Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pickup trucks and vans. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

20.      DEFAULT AND REMEDIES.

20.1   Tenant’s Default. The occurrence of any one or more of the following events if uncured before the expiration of the cure periods set forth below, if any, will be a material default and breach of this Lease by Tenant (“Default”). Any notice required by the terms of this Lease in connection with any such default will be in lieu of, and not in addition to, any notice required under Sections 1161, et seq., of the California Code of Civil Procedure:

(a)       Tenant fails to pay any Rent payment or other sum due under this Lease after the same will be due and payable, and such failure continues for a period of five (5) days after Tenant’s receipt of written notice thereof from Landlord; it being understood, however, that Tenant will only be given two (2) such notices and cure periods during the Term, and after the second (2nd) such notice given to Tenant by Landlord, any subsequent failure by Tenant to pay Rent and other sums due under this Lease as and when due will constitute a Default under this Lease without any requirement on the part of Landlord to provide any further notice or opportunity to cure.

(b)       Tenant fails to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Landlord (or such shorter time period as may be provided in this Lease); provided, however, that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said 30-day period and thereafter diligently undertakes to complete the same, then such failure will not constitute a Default hereunder if it is cured within sixty (60) days following receipt of Landlord’s notice.

(c)       A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant or any guarantor of Tenant’s obligations under this Lease does not regain possession within sixty (60) days after such appointment); or Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

(d)       A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same. In the event that any provision of this Section 20.1(d) is contrary to any applicable Laws, such provision will be of no force or effect.

(e)       Any assignment, subletting, or other transfer for which the prior written consent of the Landlord has not been obtained.

(f)        Discovery of any false or misleading statement concerning financial information submitted by Tenant or any guarantor of Tenant’s obligations under this Lease to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

(g)       Tenant’s admission in writing of its inability to pay its debts as they mature.

(h)       Suspension of Tenant’s right to conduct its business, caused by the order, judgment, decree, decision, or other act of any court or governmental agency.

(i)        Tenant’s failure to execute, acknowledge, and deliver to Landlord, within the fifteen (15) day period specified in Section 17, any documents required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, or any estoppel certificate, as the case may be.

(j)        If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (ii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iii) a guarantor’s refusal or inability to honor the guarantee, or (iv) a guarantor’s breach of its guarantee obligation, and Tenant’s failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease.

(k)       Any default by Tenant (after the expiration of any applicable cure period) under a written agreement with Landlord relating to Telecom Equipment.

20.2   Landlord’s Remedies. Upon the occurrence of any event of Default, Landlord will have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a)       Landlord may terminate this Lease and Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry onto the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, will not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant’s right to possession of the Premises pursuant to this Section 20.2(a), then Landlord may recover from Tenant:

(i)        The worth at the time of the award of unpaid Rent, including, without limitation, Excess Expenses, which had been earned at the time of termination; plus

(ii)       The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)      The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)      Any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease which in the ordinary course of things would be likely to result therefrom, including, without limitation, recovery of Base Rent, Additional Rent, and additional or other forms of Rent for any period of free Rent theretofore enjoyed by Tenant (at rates in effect for the period immediately following such period of free Rent); recovery of the pro rata portion of any tenant improvement allowance or other leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; any legal expenses, brokers commissions, or finders fees in connection with reletting the Premises, and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; the costs of repairs, cleanup, refurbishing, removal, and storage or disposal of Tenant’s personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by

Landlord, and which Landlord actually removes, whether or not notice to remove will be delivered to Tenant).

All computations of the “worth at the time of the award” of amounts recoverable by Landlord under Sections 20.2(a)(i) and (20.2(a)(ii) hereof will be computed by allowing interest at the maximum lawful rate per annum allowed for commercial transactions as of the date on which the event of default occurred. The “worth at the time of the award” recoverable by Landlord under Section 20.2(a)(iii) and the discount rate for purposes of determining any amounts recoverable under Section 20.2(a)(iv), if applicable, will be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of California San Francisco at the time of the award plus one percent (1%).

(b)       Notwithstanding Landlord’s right to terminate this Lease pursuant to Section 20.2(a), Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord will have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Further, in such event, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to this Section 20.2(b) will be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 20.2(a), notwithstanding Landlord’s prior continuance of this Lease in effect for any period of time, and upon and after Tenant’s default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation, or other business entity for such Rent, for such time, and upon such terms as Landlord, in its sole discretion, will determine. Subject to the provisions of this Lease regarding assignment and subletting in Section 13, Landlord will not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant’s personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations, and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant will upon demand pay the cost of such repairs, alterations, additions, removal, storage and renovations, together with any legal expenses, brokers commissions or finders fees and any other expenses incurred by Landlord in connection with its entry upon the Premises and attempt to relet the Premises. If Landlord is able to relet the Premises for Tenant’s account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of Base Rent and Additional Rent payable by Tenant under this Lease, together with any legal expenses, brokers commissions or finders fees, any cost for repairs, alterations, additions, removal, storage and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant will pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting will be applied as follows:

(i)        First, to the payment of any costs of reentry and reletting the Premises;

(ii)       Second, to the payment of costs of any such repairs, alterations, additiona, removal, storage, and renovations to the Premises;

(iii)      Third, to the payment of any other Rent due and unpaid under this Lease; and

(iv)      The residue, if any, will be held by Landlord and applied as payment of future Rent as the same may become due and payable under this Lease.

(c)       No act or omission by Landlord or its agents during the Term will be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid, unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy will preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord will be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of Rent or other sums due hereunder.

(d)       Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity will affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant’s occupancy of the Premises, and all rights to indemnification or other obligations of Tenant will survive termination of this Lease and termination of Tenant’s right to possession under this Lease.

20.3   Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) business days with respect to monetary obligations (or ten (10) business days with respect to non-monetary obligations) after Tenant’s receipt of written notice thereof from Landlord, and Tenant has not commenced and/or is not diligently pursuing any cure of such failure, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts, together with interest on such sums (calculated at the Interest Rate from the date(s) of expenditure by Landlord) shall be payable by Tenant to Landlord within five (5) days after Tenant’s receipt of demand therefor as Additional Rent. The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant’s default as described in Section 20.2.

20.4   Interest. If any monthly installment of Base Rent or Excess Expenses, or other amount payable by Tenant or Landlord hereunder is not received by the other party within ten (10) days after the date when due, it shall bear interest at the Interest Rate set forth in Section 1.1 (v) from the date due until paid.

20.5   Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Base Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or Project. Accordingly, if any monthly installment of Base Rent or Excess Expenses or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days after the same is due, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge, provided, however, that such late charge shall be waived for the first time (and only the first time) during the Term that Tenant fails to pay any monthly Base Rent or other sum within five (5) days after the due date. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

20.6   Landlord’s Default and Tenant’s Remedies

(a)       It will be a default and breach of this Lease by Landlord if it fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, Landlord shall not be deemed to be in default so long as Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

(b)       In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor the same opportunity to cure the default as is afforded Landlord pursuant to this Lease.

(c)       Tenant will not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate Rent, Tenant’s sole recourse for Landlord’s default being an action for damages against Landlord for diminution in the rental value of the

Premises for the period of Landlord’s default, which is proximately caused by Landlord’s default. Tenant will not have the right to terminate this Lease or to withhold, offset or abate the payment of Rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord’s consent or approval, including, but not limited to, any proposed assignment or subletting, Tenant’s remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action of actual damages. Tenant will not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval.

20.7   Non-waiver of Default. The failure or delay by Landlord to enforce or exercise at any time any of its rights or remedies or other provisions of this Lease will not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of Landlord thereafter to enforce each and every such right or remedy or other provision. No waiver by Landlord of any Default or breach of this Lease will be held to be a waiver of any other or subsequent Default or breach. The receipt by Landlord of less than the full Rent due will not be construed to be other than a payment on account of Rent then due, no statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease or available at law or in equity.

21.      SIGNAGE.

21.1   Monument Signage. Subject to the requirements of the City of Thousand Oaks, the Project Uniform Sign Program and the CC&Rs, Tenant shall have the non-exclusive right to install, at Tenant’s sole cost and expense, one (1) panel displaying Tenant’s name only (“Tenant’s Monument Panel”) on the Building multi-tenant monument sign located at the entrance of the Building (the “Monument Sign”). The design, size and color scheme of Tenant’s Monument Panel shall conform with the signage on the other panels of the Monument Sign and shall otherwise be subject to the reasonable approval of Landlord. The specific location of Tenant’s Monument Panel on the Monument Sign shall be designated by Landlord in Landlord’s sole and absolute discretion. In addition, Tenant shall have the right to install, at Tenant’s sole cost and expense, (a) one (1) elevator lobby sign displaying Tenant’s name only (“Tenant’s Elevator Lobby Signage”) in the 2nd floor elevator lobby near the entrance to the Premises, and (b) suite signage on the outside of Tenant’s main entry door to the Premises (“Tenant’s Suite Signage”). The design, size, color and location of Tenant’s Elevator Lobby Signage and Tenant’s Suite Signage shall be subject to Landlord’s reasonable approval and otherwise subject to the Project Uniform Sign Program and the CC&Rs. Tenant’s Monument Panel, Tenant’s Elevator Lobby Signage and Tenant’s Suite Signage shall be collectively referred to herein as the “Signage”. Tenant shall obtain all governmental permits and approvals required in connection with the Signage at Tenant’s sole cost and expense. Before beginning installation of the Signage, Tenant shall obtain Landlord’s written approval of Tenant’s signage contractor and installer and of all plans and specifications for the Signage, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, at Landlord’s option, to cause Tenant’s Monument Panel to be installed by Landlord’s signage contractor at Tenant’s sole cost and expense. Tenant agrees that notwithstanding that Tenant is paying all costs and expenses relating to installation of Tenant’s Monument Panel, Landlord, in Landlord’s sole and absolute discretion, may allow other tenants of the Building to install signage on the Monument Sign. On or before the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove the Signage and restore the portion of the Building and/or Monument Sign affected by the Signage to its original condition, reasonable wear and tear excepted. Tenant’s signage rights under this Section 21.1 are personal to the originally named Tenant under this Lease and in no event may Tenant assign, sublease or otherwise transfer any of its rights with respect to the Signage hereunder to any party without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion

21.2   Other Signage. In addition to the Signage, Tenant will have the right, at Tenant’s expense, to have one (1) Building Standard listing placed on the Building directory board in the main Building lobby. Upon Tenant’s request but only to the extent space on the Building directory board in the main Building lobby is available as reasonably determined by Landlord, Tenant shall have the right to one (1) additional Building Standard listing on such Building directory board. Other than the Signage that is permitted in Section 21.1 hereinabove, Tenant will not erect or maintain any temporary or permanent sign on or about the Premises, the Building or the Project, or visible from the Common Areas or exterior of the Building, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. Any request for approval of a sign will be made in such detail as Landlord will request. All signs shall be erected by Landlord and will conform to Landlord’s Building Standard signage and to all Laws. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, which charge shall be paid by Tenant within ten (10) days after receipt of demand thereof. On or before the expiration or earlier termination of the Term, all Landlord approved signs shall be removed. All damage caused by such removal and the repair of such damage shall be at Tenant’s sole cost and expense, normal wear and tear excepted.

21.3   Building Signage. Tenant acknowledges that all available Building-top signs permitted by the City of Thousand Oaks and the Project Uniform Sign Program have been allocated to other tenants of the Building and that, as of the date of this Lease, no additional Building-top signs are permitted on the Building. Notwithstanding the foregoing, if, but only if (i) either (a) the lease of an existing tenant (or, if applicable, the lease or sublease of an assignee or subtenant of such existing tenant) having the right to Building-top signage on the Building (such existing tenant, together with any assignee or subtenant, a “Signage Tenant”) is terminated and such Signage Tenant surrenders full occupancy of its premises, or (b) the Building-top signage right granted to such Signage Tenant under its lease is otherwise terminated and (ii) either (a) a minimum of sixty (60) full calendar months remains in the initial Term (or if Tenant has timely and properly exercised an Option to Extend, a minimum of sixty (60) full calendar months remains in the applicable Option Term), or (b) if less than sixty (60) full calendar months remain either in the initial Term or any applicable Option Term after the proper exercise of the Option to Extend by Tenant, Landlord and Tenant have entered into an amendment extending the initial Term or applicable Option Term such that a minimum of sixty (60) full calendar months remain in such extended initial Term or Option Term, as applicable, Landlord shall give Tenant written notice (a “Sign Availability Notice”) of the availability of such Building-top sign (the “Available Building-Top Sign”). Tenant shall have five (5)

business days after receipt of such Sign Availability Notice to notify Landlord in writing (“Sign Election Notice”) of Tenant’s election to take such Available Building-Top Sign; time being of the essence of the Sign Election Notice. If Tenant fails to deliver a Sign Election Notice to Landlord within the above 5-business day period, Tenant shall be conclusively deemed to have elected to not take such Available Building-Top Sign, in which case, Tenant shall have no further right to any Available Building-Top Sign and Tenant’s rights under this Section 21.3 shall immediately and automatically terminate without further action by any party. If Tenant timely delivers to Landlord a Sign Election Notice, Tenant shall have the right to the Available Building-Top Sign, provided that the Available Building Top Sign shall (i) be installed at Tenant’s sole cost and expense, (ii) be in the same location as the previous Signage Tenant’s Building-top sign, or in such other location as Landlord may designate in Landlord’s sole and absolute discretion, (iii) comply with all applicable Laws, the Project Uniform Sign Program, and the CC&Rs, (iv) be of a size, design, construction, color and materials, and be based on plans and specifications approved by Landlord in its reasonable discretion, provided that Landlord may, in all events, require that the Available Building-Top Sign shall be dark bronze in color, pin mounted, and backlit, and (v) be on a non-exclusive basis. No other phrases (other than Tenant’s name or standard logo) may be included on the Available Building-Top Sign without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall obtain all governmental permits and approvals required in connection with the Available Building-Top Sign at Tenant’s sole cost and expense. Before beginning installation of the Available Building-Top Sign, Tenant shall obtain Landlord’s written approval of Tenant’s signage contractor for Tenant’s proposed Available Building-Top Sign, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant agrees that (x) notwithstanding that Tenant is paying all costs and expenses relating to installation of the Available Building-Top Sign, other Building-top signs are currently located on the Building and Landlord, in Landlord’s sole and absolute discretion, may elect to install or allow others to install additional signage on the Building, (y) nothing contained in this Section 21.3 shall limit or otherwise prohibit Landlord from extending (whether through an express right granted under such Signage Tenant’s lease or otherwise), or otherwise amending any Signage Tenant’s lease (together with the right to continue to maintain such Signage Tenant’s Building-top signage on the Building), and (z) the rights granted to Tenant under this Section 21.3 are and shall at all times remain subordinate to the signage rights granted to any Signage Tenant under such Signage Tenant’s lease, as the same may be extended or otherwise amended from time to time. On or before the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove the Available Building-Top Sign and restore the portion of the Building affected by the same to its original condition, reasonable wear and tear excepted. Tenant’s signage rights under this Section 21.3 are personal to the originally named Tenant and in no event may Tenant assign, sublease or otherwise transfer any of its rights with respect to the Available Building-Top Sign hereunder to any party without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

21.4   Eyebrow Signage. Tenant acknowledges that the City of Thousand Oaks does not currently permit any additional eyebrow signage on the Building. Tenant shall have the right to contact the City of Thousand Oaks in order to obtain eyebrow signage rights at the Building and Landlord shall reasonably cooperate with Tenant in such efforts, provided that (i) in no event shall Landlord be required to incur any costs or liabilities in connection with such cooperation, nor shall Landlord be obligated to join Tenant in any appeal or other action in the event the City of Thousand Oaks rejects Tenant’s request for eyebrow signage, (ii) in no event shall Tenant adversely affect, modify or otherwise minimize any existing signage rights at the Building or Project, (iii) if the City of Thousand Oaks permits Tenant to install eyebrow signage at the Building, such signage shall be installed in accordance with and otherwise be subject to the same terms and conditions set forth in Section 21.3, above with regard to the Available Building-Top Sign, (iv) Landlord shall have no liability to Tenant or otherwise in the event Tenant is unable to obtain approval from the City of Thousand Oaks for such additional eyebrow signage, it being understood that Landlord has made no representation or warranty, express or implied, with regard to Tenant’s ability to obtain approval of eyebrow signage at the Building or Project, and (v) should Tenant obtain approval from the City of Thousand Oaks for such additional eyebrow signage, such eyebrow signage rights shall be personal to the originally named Tenant under this Lease and in no event may Tenant assign, sublease or otherwise transfer any of its rights with respect to such additional eyebrow signage to any party without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

22.      INTENTIONALLY OMITTED.

23.      BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1. l (u). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by any brokers or agents other than the Brokers claiming through the other party.

24.      LIMITATIONS ON LANDLORD’S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord’s interest in the Project and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their managers, members, partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. In no event will Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation lost profits. Landlord’s review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant are solely for Landlord’s protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties.

25.      QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

26.      TELECOMMUNICATIONS.

26.1   Certain Definitions. The following definitions are applicable to this Article 26:

(a)       “Telecom Equipment” means telephone, internet and any other communications equipment, all connections (as defined below) and any technological evolution or replacement thereof.

(b)       “Connections” means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Project, but outside the Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment. All Connections are also Telecom Equipment.

(c)       “Telecom Provider” means a provider of Telecom Equipment or services using Telecom Equipment.

(d)       “Telecom Services” means services provided by a Telecom Provider using Telecom Equipment.

(e)       “Wi-Fi” is a registered name by the Wi Fi Alliance. It is short for wireless fidelity, which is a term developed by the Wi Fi Alliance to describe wireless local area network products that are based on the Institute of Electrical and Electronics Engineers (“IEEE”) 802.11 standards.

(f)        “WiMax” is short for worldwide interoperability for microwave access, and refers to the IEEE 802.16 standard to provide a wireless coverage without a direct line of sight to a base station.

26.2   New Provider Installations.

(a)       Tenant may not utilize the services of a Telecom Provider whose equipment is not then servicing the Project, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Project, without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, Landlord may refuse to give its approval with respect to a new Telecom Provider, or the material expansion of the Telecom Services or Connections provided by or installed by an existing Telecom Provider in the Project, if Landlord determines, in Landlord’s sole discretion, that there is insufficient space in the Building or the Project for the placement of the Telecom Provider’s Telecom Equipment.

(b)       Upon Landlord’s request, Tenant’s Telecom Provider must execute and deliver to Landlord a license agreement reasonably acceptable to Landlord and Tenant’s Telecom Provider regarding the installation and/or operation of the Telecom Provider’s Telecom Equipment in the Project and outside the Premises prior to such Telecom Provider commencing any installation or other work in the Project. Landlord will bear no responsibility for (and the Commencement Date will not be affected by) delays in installing Telecom Equipment resulting from failure of Tenant’s Telecom Provider to execute and deliver such agreement to Landlord prior to the commencement of any installation or other work in the Project; and

(c)       Both Tenant and its Telecom Provider(s) will comply with the Telecommunications Rules attached hereto as Exhibit “I”, together with any other of Landlord’s requirements regarding use of the existing Project conduits and pipes or use of contractors.

26.3   Installation and Use of Other Communications Technologies. Tenant will not utilize any Telecom Equipment (other than usual and customary cellular telephones and wire-based telephone and internet technology or similar telephones), including Wi-Fi and WiMax systems, antennae and satellite dishes, within the Premises and/or within or on the Project without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If after approval by Landlord and installation by Tenant, Landlord reasonably determines that some or all of the wireless access points will materially interfere with other Telecom Equipment or Telecom Services at the Project, Landlord shall give Tenant notice thereof and Tenant shall take such actions as are reasonably necessary to remedy such interference at Tenant’s sole cost and expense. If Tenant fails to remedy such interference within five (5) days after receipt of notice from Landlord, Landlord shall have the right (but not the obligation) to remedy such interference and Tenant shall reimburse Landlord for all costs incurred by Landlord in doing so upon receipt of written demand.

26.4   No Obligation to Reserve Space. Until Tenant’s Telecom Provider or Tenant, as the case may be, executes the appropriate written agreement with Landlord, Landlord will have no obligation to reserve space for Tenant for Telecom Equipment anywhere in the Project.

26.5   Plans. Tenant or Tenant’s Telecom Provider will provide Landlord with plans and specifications of the installation, modification or removal of the applicable Telecom Equipment, and Landlord will have approved such plans and specifications, before any installation, modification or removal of such Telecom Equipment commences. Within thirty (30) days after installation, modification or removal of any Telecom Equipment, Tenant will, at its expense, prepare or have prepared and delivered to Landlord reproducible as-built plans and drawings (in form and detail reasonably satisfactory to Landlord) of the location of all Telecom Equipment serving the Premises and located in the Project. Upon request by Landlord, from time to time, Tenant will promptly deliver copies of the latest as-built plans and drawings to Landlord (with such copies at Landlord’s expense if Tenant has otherwise complied with this Section 26.5).

26.6   Limitation of Responsibility. Tenant acknowledges and agrees that all Telecom Equipment will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s Telecom Equipment (other than any Connections) will be and remain solely in Tenant’s Premises, in accordance with the Telecommunications Rules attached hereto on Exhibit “I”, together with any other applicable Rules and Regulations adopted by Landlord from time to time. Landlord will have no responsibility for the operation, maintenance, repair or replacement of Tenant’s Telecom Equipment, including, without limitation, Tenant’s Connections. Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services. No approval by Landlord under this Section 26 will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services. Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment.

26.7   Necessary Service Interruptions. Landlord will have the right to interrupt Tenant’s Telecom Services or disable Tenant’s Telecom Equipment in the event of emergency or as necessary in connection with repairs to any portion of the Project or installation of Telecom Equipment for other tenants or occupants of the Project. Landlord will provide Tenant with reasonable prior notice of any such interruption or disabling, except in the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible. Landlord will exercise commercially reasonable efforts to perform any scheduled interruptions during non-business hours.

26.8   Interference. In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Premises, on the roof of the Building or elsewhere within or on the Project causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and indemnify and defend Landlord against, all liability related to such interference. Tenant will use reasonable efforts, and will cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to eliminate such interference, Tenant will substitute alternative equipment. If such interference persists after such alternative equipment is installed, Tenant will discontinue the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord’s discretion, remove such Telecom Equipment according to specifications required by Landlord.

26.9   Removal of Telecom Equipment, Wiring and Other Facilities. Prior to the expiration or earlier termination of the Term, Tenant will remove any and all Telecom Equipment installed in the Premises or elsewhere in the Project by or on behalf of Tenant, including all Connections once the Telecom Equipment is no longer in use, at Tenant’s sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant’s sole cost, with the cost thereof to be paid to Landlord as Additional Rent. Such costs may also include, if Tenant has not complied with Section 26.5, location of such Telecom Equipment and/or preparation of as-built plans or drawings of the Telecom Equipment serving the Premises and located in the Project. Landlord will have the right, however, upon written notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Connections or selected components thereof, whether located in the Premises or elsewhere in the Project. The terms and conditions of this Section 26.9 will survive expiration or earlier termination of the Lease.

26.10 No Third Party Beneficiary. Notwithstanding any provision of the preceding paragraphs to the contrary, the provisions of this Lease, including this Section 26, may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no Telecom Provider will be deemed a third party beneficiary of this Lease or this Section 26.

27.      MISCELLANEOUS.

27.1   Binding Effect. Each of the provisions of this Lease will extend to, bind or inure to the benefit of, as the case may be, Landlord and Tenant and their respective heirs, successors and assigns, provided that this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

27.2   Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless it is in writing signed by such party.

27.3   Notices. Unless specifically permitted otherwise by the terms of this Lease, all notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) if delivered in person to a party who acknowledges receipt in writing; or (b) if deposited with a private courier or overnight delivery service, if such courier or service confirms delivery; or (c) if deposited in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices (i) must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord’s Manager’s Address and Landlord’s General Address, and in the case of notices to Tenant, the applicable Tenant’s Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 27.3, and (ii) shall be deemed delivered on the date of actual or constructive receipt by the intended recipient, or on the date such receipt is refused. Any notice to be given by Landlord under this Lease will be effective if given by Landlord or its agents or attorneys.

27.4   Delivery for Examination. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

27.5   No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

27.6   Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained incurred in successfully enforcing the other party’s obligations under this Lease and any other disputes arising out of this Lease (with successful enforcement being determined by the presiding judge or tribunal). In addition, Landlord will be entitled to recover from Tenant those costs, charges and expenses related to preparation, delivery and/or service of demand letters, notices of default, notices pursuant to applicable forcible entry and detainer statutes and other similar correspondence and notices, even if litigation is not commenced or pursued to final judgment after such letters and/or notices are delivered and/or served.

27.7   Intentionally Omitted.

27.8   Project Name. Tenant will not, without Landlord’s consent, use Landlord’s or the Project’s name, or any facsimile or reproduction of the Project (or any portion thereof), for any purpose; except that Tenant may use the Project’s name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building and/or the Project.

27.9   Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum, without Landlord’s written consent and any such recording without Landlord’s written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant’s business purposes, without such prior consent, provided that, upon such disclosure, Tenant’s accountants, attorneys, managing employees and others in privity will be bound by the terms of this Section 27.9.

27.10 Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

27.11 Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant’s Invoice Address. Tenant may change Tenant’s Invoice Address by notice to Landlord given according Section 27.3. If Tenant fails to give Landlord specific written notice of its objections within sixty (60) days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

27.12 Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

27.13 Jury Trial. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IF THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL

REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING AND EXECUTING SUCH JUDGMENT.

27.14 Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

27.15 Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

27.16 Covenants Independent. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

27.17 Governing Law. This Lease will be governed by and construed according to the laws of the State of California.

27.18 Joint and Several Liability. If two or more parties execute this Lease as Tenant, the liability of each such party to pay all Rent and other amounts due hereunder and to perform all the other covenants of this Lease will be joint and several.

27.19 Counterparts. This Lease may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement.

27.20 Signing Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (a) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (b) if Tenant is a partnership, the terms of the partnership agreement, and (c) if Tenant is a limited liability company, the terms of its operating or limited liability company agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant will provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the board of directors of Tenant authorizing the execution of this Lease on behalf of such corporation, which copy of resolution will be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the board of directors of said corporation and will be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating or limited liability company agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. In the event Tenant fails to comply with the requirements set forth in this Section 27.20, then each individual executing this Lease will be personally liable for all of Tenant’s obligations under this Lease.

28.      OPTION TO EXTEND

28.1   Extension Notice. Tenant shall have the right to extend the Term for two (2) additional periods of five (5) years each (each, an “Option to Extend”, and each 5-year period, an “Option Term”) by delivering written notice thereof (an “Extension Notice”) to Landlord no earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the initial Term, or first Option Term, as applicable. Tenant’s exercise of an Option to Extend and delivery of an Extension Notice shall be conditioned upon Tenant not being in Default (after expiration of any applicable notice and cure periods) of any terms of the Lease as of both the date on which Tenant delivers such Extension Notice to Landlord and the first day of the Option Term. All terms and conditions of this Lease shall apply during the Option Term, provided that the monthly Base Rent shall be adjusted to one hundred percent (100%) of the then-current Fair Market Rental Rate for like space as determined below. As used herein, “Fair Market Rental Rate” means the monthly amount per rentable square foot, projected for the first day of the Option Term and for each anniversary of the first day of the Option Term thereafter occurring during the Option Term, that has been accepted by landlords of comparable Class A office buildings located in the Westlake Village/Thousand Oaks/Agoura Hills, California market area, at arm’s length for renewal space only for improved space as a renewal Tenant, taking into account tenant improvement allowances, free rent, leasing commissions, market concessions, who is paying taxes, insurance and utilities, and rental rates.

28.2   Fair Market Determination. Within thirty (30) days after receipt of the Extension Notice, Landlord shall provide Tenant with a statement as to Landlord’s determination of the Fair Market Rental Rate for the Option Term. Unless Tenant objects to such rate within fifteen (15) days after Landlord gives Tenant notice of the same, such Fair Market Rental Rate (with Tenant paying 100% thereof as monthly Base Rent) shall be applicable for the Option Term. If Tenant gives Landlord written objection to Landlord’s determination of the Fair Market Rental Rate for the Premises within such 15-day period (the “FMV Notice”), then Landlord and Tenant shall use good faith commercially reasonable efforts to agree upon the determination of the Fair Market Rental Rate for the Option Term. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate within fifteen (15) business days after Landlord’s receipt of the FMV Notice, the Fair Market Rental Rate shall be determined by an appraiser mutually selected by both Landlord and Tenant. In the event that Landlord and Tenant cannot mutually agree upon one appraiser within ten (10) business days thereafter, there shall be three appraisers appointed as follows: (a) each party shall appoint an appraiser and give notice of the appointment to the other party set forth below (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”), (b) the Landlord’s Appraiser and Tenant’s Appraiser shall jointly choose a third appraiser (“Third Appraiser”) within ten (10) days after appointment of both Landlord’s Appraiser and Tenant’s Appraiser, and (iii) the two appraisals which are closest in value shall then be averaged and the average of the two appraisals shall be the Fair Market Rental Rate for the Premises (with Tenant paying 100% thereof as Monthly Basic Rent) during the Option Term, and the other appraisal shall not be utilized in such determination. All of the appraisers selected shall be individuals with at least ten (10) years commercial appraisal experience in the Westlake Village/Thousand Oaks/Agoura Hills, California market area, shall be members of the Appraisal Institute (M.A.I.), and in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. Each appraiser shall deliver their determinations of the Fair Market Rental Rate within ten (10) business days after selection of the Third Appraiser. The cost of the Landlord’s Appraiser shall be borne by Landlord, the cost of the Tenant’s Appraiser shall be borne by Tenant, and the cost of the Third Appraiser shall be shared equally. All other terms and conditions of the initial lease shall remain the same for the extended term of the Lease.

28.3   Base Year. Notwithstanding the Fair Market Rental Rate, the Base Year under this Lease during the Option Term shall be adjusted to be the calendar year in which the first day of the Option Term falls.

28.4   Option Personal. The Options to Extend set forth in Section 28.1 as to the Premises are personal to Tenant. In the event of any assignment or sublease of all or any part of Tenant’s interest in this Lease before the permitted exercise of the Option to Extend, the Option to Extend shall not be transferred to any such transferee but shall instead automatically be void.

29.      RIGHT OF FIRST OFFER. As long as Tenant is not in default under this Lease, if Landlord decides to lease to the general public any available space located on the first (1st) floor of the Building (“Offer Space”), Landlord shall, subject to Landlord’s obligation to first offer the Offer Space to any tenants with preferential rights to the Offer Space, give written notice to

Tenant of the material terms and conditions upon which Landlord is willing to offer to lease the Offer Space to the general public (“Landlord’s Notice”). Tenant shall have ten (10) days after Landlord’s Notice is given within which to give written unconditional notice to Landlord that Tenant agrees to lease all (and not less than all) of the Offer Space on all the terms and conditions set forth in Landlord’s Notice (“Tenant’s Notice”). If Tenant delivers Tenant’s Notice to Landlord within the above ten-day period, the Offer Space shall become part of the Premises as of the date on which Tenant shall first have the right to occupy all or any part of that Offer Space under the terms of Landlord’s Notice. Notwithstanding the foregoing, if a Landlord’s Notice is given to Tenant with regard to Offer Space that is available for lease and occupancy during the first twenty-four (24) months of the initial Term and in response to the same, Tenant delivers a Tenant’s Notice within the above 10-day period, (i) such Offer Space shall be leased by Tenant at the same Base Rent rate payable by Tenant under this Lease as of the date on which Tenant shall first have the right to occupy all or any portion of the Offer Space under the terms of Landlord’s Notice, provided that Tenant shall be entitled to a prorated portion of free rent equal to the number of months of free rent granted to Tenant under this Lease for the initial Term, prorated over the remaining months of the initial Term, (ii) Landlord shall improve the Offer Space on a “build-to-suit” basis using Building standard materials pursuant to mutually approved construction drawings, provided that the maximum amount to be contributed by Landlord towards the cost of such improvements shall not exceed an amount equal to a prorated portion of the Leasehold Improvement Allowance (defined in Exhibit “D”) prorated over the remaining months of the initial Term, and provided further that Tenant shall be obligated to pay for any costs in excess of such prorated amount, and (iii) the Offer Space shall be otherwise leased by Tenant on the terms and conditions set forth in Landlord’s Notice. If Tenant fails to deliver Tenant’s Notice to Landlord within the above ten-day period, Tenant’s right to the Offer Space shall automatically terminate and Landlord shall have the right to lease the Offer Space to any third party (subject, however, to the provisions set forth in Section 29.1, below).

29.1   Exercise. Any Tenant’s Notice which contains additional material terms or conditions or which materially differ from or otherwise propose to materially modify the terms set forth in Landlord’s Notice shall be deemed a counteroffer by Tenant and shall not be deemed to be an unconditional acceptance of Landlord’s Notice as provided above, in which case, Landlord shall have the right, in Landlord’s sole, subjective discretion, to either accept or reject such counteroffer. If Landlord rejects such counteroffer, or if Tenant fails to deliver Tenant’s Notice to Landlord within the above five-day period, Landlord shall have no further obligation to lease such Offer Space to Tenant and Landlord shall have the right to lease the Offer Space to any third party on the terms and conditions set forth in Landlord’s Notice or on any other terms and conditions that Landlord thereafter negotiates.

29.2   Lease Amendment. If Tenant duly exercises the right to the Offer Space as provided above, then Tenant shall enter into an amendment to the Lease (i) incorporating the Offer Space into the Lease on the terms and conditions contained in Landlord’s Notice and (ii) adjusting Tenant’s Proportionate Share and rent accordingly. All other terms and conditions of the Lease (except as specified in the immediately preceding sentence) shall remain the same and in full effect. If Tenant fails to duly execute and return the Lease amendment to Landlord within fifteen (15) days after it is delivered to Tenant for signature, this right to the Offer Space and Tenant’s acceptance of Landlord’s Notice may, at Landlord’s sole option, be deemed void, in which case, Tenant’s exercise of the Tenant’s right to the Offer Space shall be of no further effect, and Landlord shall thereafter be free to unconditionally lease the Offer Space to one or more third parties as set forth above.

29.3   Limitations. This Right of Offer shall not apply to (a) leases or transfers among entities or persons related to Landlord (including, but not limited to, partners if Landlord is a partnership, and shareholders if Landlord is a corporation), (b) any proposed sale or purchase of the Building, including, without limitation, a proposed sale-and-leaseback of the Building, or (c) any leases with any existing occupant of the Building then leasing or occupying such Offer Space, regardless whether or not such lease is pursuant to any renewal or extension rights of such occupant. The Right of Offer shall be subject to the preferential rights of any other tenants in the Building (e.g., options to extend, rights of first refusal/offer and expansion rights). The Right of Offer shall be exercisable by Tenant on the express condition for Landlord’s benefit that Tenant (i) has not been previously in default under this Lease beyond any applicable notice and cure periods, and (ii) shall not be in default under the Lease beyond any applicable notice and cure periods at the time of the exercise of the Right of Offer or between such exercise and the execution of the amendment described above incorporating the Offer Space into the Lease as part of the Premises.

29.4   Right Personal. This Right of Offer is personal to Tenant. If Tenant assigns, subleases or otherwise transfers any of Tenant’s interest in the Lease or Premises before the permitted exercise of Tenant’s rights under this Right of Offer, those rights shall not be transferred to any transferee but shall instead automatically lapse, and Landlord’s obligations under this Right of Offer shall automatically terminate. This Right of Offer shall automatically expire without notice on the expiration of the original Term or sooner termination of the Lease or upon any Transfer or sublease by Tenant of all or any part of the Premises.

Landlord and Tenant agree to be bound by the terms and provisions of this Lease, beginning as of the Effective Date.

TENANT:	THE RYLAND GROUP, INC., a Maryland corporation

	By:	/s/ Robert J. Cunnion III
	Name:	Robert J. Cunnion III
	Its:	SVP

	By:	/s/ Timothy J. Geckle
	Name:	Timothy J. Geckle
	Its:	Secretary

[Signatories for Tenant shall be (1) any one of the Chairman of the Board, the President or any Vice-President of Tenant and (2) any one of the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of Tenant.]

LANDLORD:	WESTLAKE PLAZA CENTER EAST, LLC, a Colorado limited liability company

	By:	Steadfast Business Development, LLC, a Delaware limited liability company, Its: Authorized Agent

		By:	Beacon Bay Holdings, LLC, a Delaware limited liability company,
Its: Manager

			By:	/s/ Dinesh Davar
Dinesh Davar, Manager

Date:

EXHIBIT “A”

WESTLAKE PARK PLACE
SITE PLAN OF PROJECT

EXHIBIT “A”

EXHIBIT “B”

WESTLAKE PARK PLACE
PLAN DELINEATING THE PREMISES

AVAILABLE
±26,774 RSF
DIVISABLE
SUITE #200

SECOND FLOOR
3011 TOWNSGATE ROAD
WESTLAKE PARK PLACE

OCTOBER 6, 2009

EXHIBIT “B”

EXHIBIT “C”

WESTLAKE PARK PLACE
RENTABLE SQUARE FEET AND USABLE SQUARE FEET

1.        The term “Rentable Square Feet” as used in the Lease shall be deemed to include with respect to the Premises: (a) the total rentable area of the Premises determined by Landlord’s architect based on Landlord’s modified ANSI/BOMA Z65.1 -1996 standard for measuring office space as interpreted Landlord’s architect, including (i) for single tenancy floors, all the area covered by the elevator lobbies, corridors, restrooms, elevator rooms, mechanical rooms, electrical rooms, telephone closets and janitorial closets on such floors, or (ii) for multiple tenancy floors, a pro-rata portion of all of the area covered by the elevator lobbies, corridors, restrooms, elevator rooms, mechanical rooms, electrical rooms, telephone closets and janitorial closets on such floor; plus (b) a pro rata portion of (i) the interior lobby area on the ground floor of the Building, and (ii) the area of the emergency equipment, fire pump equipment, electrical switching gear, elevator rooms, mechanical rooms, electrical rooms, janitorial closets, telephone equipment and mail delivery facilities serving the Building which are not located on any tenant floor but which are located within the Building occupied by Tenant. The term “Rentable Square Feet” with respect to the Building shall mean the total rentable area for all floors in the Building computed in accordance with the provisions of Subparagraph 1 (a) above, including the entire lobby and other areas described in Subparagraph 1(b) above. The term “Rentable Square Feet” with respect to the Project shall mean the total rentable area for all floors in the Building and the other buildings in the Project, computed in accordance with the provisions of Subparagraph 1(a) above, including the entire interior lobby and other areas within such buildings as described in Subparagraph 1 (b) above.

2.        The term “Usable Square Feet” as used in this Lease with respect to the Premises shall be deemed to include the total usable area of the Premises as determined by Landlord’s architect.

3.        For purposes of establishing the initial Tenant’s Proportionate Share, Landlord’s Contribution to Operating Expenses, Base Rent, the amounts of the Allowance, and the number of parking spaces allocated to Tenant as provided in Section 1.1 of the Lease, as well as the amount of the Allowance as provided in Exhibit “D” to the Lease, the number of Usable Square Feet and Rentable Square Feet of the Premises have been determined to be as set forth in Section 1.1 (f) of the Lease, and the number of Rentable Square Feet of the Building shall be determined as set forth below. Landlord’s architect shall determine the actual number of Usable and Rentable Square Feet of the Premises, and the Building, based upon the criteria set forth in Paragraphs 1 and 2 above, and shall provide written confirmation of such numbers to Tenant within thirty (30) days after delivery of final Working Drawings ready for submission to the City/County Building Department. Notwithstanding anything to the contrary herein, Tenant shall have the right to object to Landlord’s architect’s numbers within thirty (30) days after receipt of written confirmation of such numbers upon a showing that Tenant’s architect’s numbers differ from Landlord’s architect’s numbers. In such event, if Landlord and Tenant are unable to reach agreement, each of their architects shall appoint a third architect, whose decision shall be binding.

EXHIBIT “C”

EXHIBIT “D”

WESTLAKE PARK PLACE
WORK LETTER

In connection with the lease to which this Work Letter Agreement is attached (the “Lease”), and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.         IMPROVEMENTS.

1.1.      Delivery of Premises. Landlord shall deliver possession of the Premises to Tenant with the Base Building improvements substantially complete within one (1) business day following the full execution and delivery of the Lease by Landlord and Tenant (the “Possession Delivery Date”). A description of the Base Building improvements is attached hereto as Schedule 1. Except for the Base Building Improvements and subject to Landlord’s completion of any outstanding elements, if any, of the Base Building Improvements, Tenant shall accept the Premises and the condition of the Building from Landlord, in their existing “AS-IS” condition as of the date possession of the Premises is delivered by Landlord to Tenant, without any obligation on Landlord’s part to pay or provide for any improvements, refurbishment or demolition work for the Premises or the Building, subject to Landlord’s contribution of the Leasehold Improvement Allowance (as defined below). Tenant shall be solely responsible, at its sole cost and expense as part of the Leasehold Improvements (defined below), subject to Landlord’s contribution of the Leasehold Improvement Allowance, for all modifications required to be made to the existing HVAC systems (including connection to distribution from the Building’s HVAC systems) and electrical systems. Other than with respect to the Base Building Improvements, Tenant shall be solely responsible for bringing the Premises into compliance with the requirements of the ADA.

1.2.      Leasehold Improvements. The tenant improvements (“Leasehold Improvements”) for the Premises, which shall be constructed by Tenant at Tenant’s sole cost and expense (except as provided in Paragraph 3.2 below with respect to the Leasehold Improvement Allowance), shall include all improvements and fixtures to be constructed in and for the Premises and which are permanently affixed to the Premises pursuant to the approved Construction Documents (as defined below) and which shall be constructed using the Building Standard Materials set forth in Schedule 2 attached hereto or other materials of equal or better quality, all of which shall be set forth in the Construction Documents to be approved by Landlord as provided below, including without limitation, all carpet, wall coverings, millwork, doors, counters and partitions; all demising walls; built-in secretarial desks, work stations, and credenzas; conference room tables; all corridors in the Premises; all lunchrooms, kitchens, computer rooms, utility rooms and other special rooms; Tenant’s entry door signs; all components and requirements to connect or modify the Building’s HVAC, electrical, telephone, plumbing, life safety and sprinkler systems to service the Premises and prepare the Premises for occupancy (such as, but not limited to, conduits for lighting changes required to the Premises); and all other tenant improvements for the Premises. Except to the extent set forth in the immediately preceding sentence and in Paragraph 3.1 below, the Leasehold Improvements shall not include and the Leasehold Improvement

EXHIBIT “D”

Allowance shall not be used for items such as Tenant’s furniture, furnishings, equipment, computer systems, work stations, telephones, and/or other personal property which are Tenant’s personal property or which would normally be considered to be personal property items belonging to a tenant, whether or not affixed to the Premises. Tenant may install non-Leasehold Improvement items during the same time period as the construction of the Leasehold Improvements.

2.         PLANS AND SPECIFICATIONS.

2.1.      Space Plan and Construction Documents. “Construction Documents” means those certain plans and specifications to be prepared by Tenant’s Consultants (defined below), and approved by Landlord in its reasonable discretion. The Construction Documents shall contemplate the use of the Building Standard Materials and shall be based on and be in substantial conformance with that certain Space Plan dated [TO BE DETERMINED], prepared by [TO BE DETERMINED] and attached hereto as Schedule 3. Landlord shall approve or disapprove the Construction Documents submitted to Landlord for approval within ten (10) days after receipt of the Construction Documents by Landlord. If Landlord requests any changes to the Construction Documents, Tenant shall make such changes and shall, within five (5) days of its receipt of the Landlord’s requested changes (if any) submit the revised Construction Documents to Landlord. Landlord shall have five (5) days after receipt of the revised Construction Documents in which to review same and to give Tenant written notice of its approval of the revised Construction Documents or its requested changes thereto. This process shall continue until such time as Landlord approves the Construction Documents in accordance with the procedure set forth above for revision and approval. Tenant and Landlord shall at all times in their respective preparation and review of the Drawings and any revisions thereto act reasonably and in good faith. Tenant covenants, represents and warrants that the Construction Documents and any future modifications to the Construction Documents (a) are or shall be consistent and compatible with the Building, and the Building’s equipment and systems, (b) comply with all applicable codes and ordinances and regulations of governmental agencies having jurisdiction, (c) comply with all of the Building’s insurance regulations, and (d) are or shall be in a design/build format and in such detail as may be reasonably required by Landlord and Landlord’s Consultants (as defined below).

2.2.      Tenant’s Consultants. Tenant’s space planners, architects and engineers (collectively, “Tenant’s Consultants”) shall perform the engineering work for Tenant’s plumbing, electrical (which may be performed by Tenant), mechanical, heating, ventilation, air conditioning and structural requirements (“Engineers”), all of which shall be selected by Tenant in its reasonable discretion. Tenant’s Consultants shall cooperate with Landlord and Landlord’s space planner, architects, engineers, construction supervisors, building manager, building manager’s engineers, and other consultants (collectively, “Landlord’s Consultants”) to assure that the Construction Documents are compatible with the plans and specifications for the Building.

2.3.      Changes to Plans. Tenant shall not be permitted to change the Construction Documents after Landlord’s approval thereof without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. Landlord shall notify Tenant of its approval or disapproval (with

EXHIBIT “D”

reasons therefor) within three (3) business days after Tenant’s submittal of the changes. Any such changes and delays in construction of the Leasehold Improvements caused by such changes shall constitute a Tenant Delay (as defined in Paragraph 7 below), shall be the sole responsibility of Tenant, and shall not delay or extend the Commencement Date (as described in Paragraph 7 below).

2.4.      Landlord’s Review. Landlord’s review and approval of the Construction Documents as set forth in this Paragraph 2 shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with building codes or applicable laws or other like matters. Accordingly, notwithstanding that the Construction Documents are reviewed by Landlord or Landlord’s Consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s Consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents. Furthermore, Tenant and Tenant’s architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the plans for the Building, and Tenant and Tenant’s architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

2.5.      Permits. Tenant shall be responsible for obtaining and maintaining any necessary governmental permits, including applicable building permits and approvals, relating to the Leasehold Improvements and Construction Drawings. Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any permits, temporary certificate of occupancy or certificate of occupancy for the Premises and that tenant shall be solely responsible for obtaining such permits and certificates; provided, however, that Landlord shall cooperate (without any additional cost or expense to Landlord) with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificates of occupancy.

3.         LEASEHOLD IMPROVEMENT COSTS/ALLOWANCE.

3.1.      Leasehold Improvement Costs. As used herein, the term “Leasehold Improvement Costs” shall mean all of the costs to design, construct and install the Leasehold Improvements, including without limitation, the costs of the following:

3.1.1.   all design work required to improve the Premises, including without limitation, space planning, architectural and engineering design and documents, interior design and documents, graphics design and documents, and the fees of Tenant’s Consultants and any special consultants which may be necessary;

3.1.2.   all permits, connection fees, plan checks, inspections and license fees related to the construction and installation of Leasehold Improvements required in and for the Premises; and

3.1.3.   all other costs related to the construction and installation of the Leasehold Improvements, including, without limitation, the costs of:

EXHIBIT “D”

(a)       Construction, installation, modification, delivery and distribution to the Premises of any built-in furniture, cabling, computer and telephone systems, all HVAC, electrical, plumbing, life safety (other than strobe lights), and sprinkler systems;

(b)      The cost of installing suite and directory signage in accordance with Landlord’s criteria; and

(c)       The cost of labor, materials, supplies, contractor’s overhead, fees and general conditions.

Leasehold Improvement Costs shall not include the costs of Tenant’s systems or equipment which actually constitute or would normally constitute Tenant’s personal property; such personal property-type items, together with Tenant’s furniture, equipment and other personal property (collectively, “FF&E”), are not and shall not be considered part of the Leasehold Improvements. The FF&E shall be paid for by Tenant at its sole cost and expense and not out of the Leasehold Improvement Allowance.

3.2.      Leasehold Improvement Allowance. Tenant shall be solely responsible for payment on a timely, lien-free basis the entire Leasehold Improvement Costs; provided, however, that Landlord shall contribute for the benefit of Tenant an allowance of up to, but not exceeding, Sixty-Five and 00/100 Dollars ($65.00) per Rentable Square Foot of the Premises (“Leasehold Improvement Allowance”) to pay the Leasehold Improvement Costs. The Leasehold Improvement Allowance shall be disbursed in the manner described in Paragraph 3.4, below, and shall be used to assist Tenant in the payment of the Leasehold Improvement Costs. Notwithstanding anything in the Lease to the contrary, Tenant shall not be obligated to remove any Leasehold Improvements installed in the Premises pursuant to this Work Letter Agreement upon expiration or earlier termination of the Term.

3.3.      Excess Costs. Tenant shall be responsible for all Leasehold Improvement Costs and Tenant shall pay all such costs directly to the contractor or other party requesting payment as and when due, provided that nothing contained in this sentence shall be construed to waive Tenant’s right to receive the Leasehold Improvement Allowance.

3.4.      Disbursement of Leasehold Improvement Allowance. The Leasehold Improvement Allowance shall be paid upon completion of the Leasehold Improvements on the basis set forth below. Tenant or the Selected Contractor shall submit to Landlord, from time-to-time during construction of the Leasehold Improvements (but not more than once per month) and upon completion of the Leasehold Improvements, a written request for disbursement of all or a portion of the Leasehold Improvement Allowance (“Request”). The Request shall include a copy of all bills and invoices specifically relating to the Leasehold Improvements (“Bills and Invoices”) which Tenant has or is required to pay and a certification from Tenant’s construction representative and the Selected Contractor (as defined below) that the amount set forth in the Request has been paid or is due and owing, together with a copy of appropriate (as determined by Landlord in its reasonable discretion), conditional and final lien releases and waivers, as applicable for a project in progress or a completed project, and if a completed project, a

EXHIBIT “D”

certificate of occupancy or temporary certificate of occupancy, as-built plans, all contractor and subcontractor warranties and guaranties and all other information reasonably requested by Landlord, Upon Landlord’s (a) receipt of such Bills and Invoices, lien releases and waivers and if a completed project, a certificate of occupancy or temporary certificate of occupancy, as-built plans, contractor and subcontractor warranties and guaranties and such other information reasonably requested by Landlord, (b) Landlord’s reasonable determination that no person or entity has, or will after payments which in the aggregate do not exceed the remaining amount of the Leasehold Improvement Allowance, have any right to file a mechanic’s, materialmen’s or design professional’s lien against the Premises, (c) upon completion of the Leasehold Improvements, determination that the Leasehold Improvements are Substantially Complete, and (d) determination that no substandard work exists which adversely affects the Building systems or the structural or exterior appearance of the Building or any other tenant’s use of its leased premises in the Building, Landlord shall issue a check equal to the sum of the Bills and Invoices but not to exceed the remaining amount of the Leasehold Improvement Allowance. Landlord shall have the option to issue all checks issued in connection with this Work Letter Agreement as payable jointly to Tenant and the Selected Contractor and/or subcontractors.

3.5.      Unused Portion of the Leasehold Improvement Allowance. If any portion of the Leasehold Improvement Allowance remains unused after the Leasehold Improvements are Substantially Complete, Tenant may apply the remainder of the Leasehold Improvement Allowance towards the next installment(s) of monthly Base Rent payable by Tenant under the Lease.

4.         CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.

4.1.      Selected Contractor. Tenant shall competitively bid or otherwise negotiate in good faith with a licensed contractor the construction of the Leasehold Improvements. “Selected Contractor” means the contractor who submits the lowest bid and which is otherwise reasonably acceptable to Tenant and Landlord. Notwithstanding the foregoing, Tenant or the Selected Contractor shall be required to subcontract any roofing work relating to the Leasehold Improvements with a roofing contractor designated by Landlord, provided that Tenant may competitively bid any mechanical work relating to the Leasehold Improvements, provided further that (i) Landlord’s mechanical contractor (Air Control) shall be included in the bid process for such mechanical work and (ii) Tenant’s selected subcontractor for such mechanical work shall be subject to the reasonable approval of Landlord. Tenant shall enter into a construction contract with the Selected Contractor and Tenant shall be solely responsible for the performance of the work of the Leasehold Improvements to be performed by the Selected Contractor and all Tenant’s Agents (defined below) performing services for the Tenant and/or the Selected Contractor in accordance with the provisions of this Work Letter Agreement. Landlord shall have the right, upon request, to review Tenant’s construction contract with the Selected Contractor and if applicable, with any subcontractors. In addition, upon request by Landlord, Tenant shall provide Tenant with a reasonably detailed line item breakdown of the total cost of the Leasehold Improvements.

4.2.      Tenant’s Agents. All subcontractors, laborers, material suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Selected Contractor are referred to

EXHIBIT “D”

collectively herein as “Tenant’s Agents”) may be selected by Tenant in its commercially reasonable discretion.

4.3.      Landlord’s General Conditions for Tenant’s Agents and Leasehold Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Leasehold Improvements shall comply with the following: (i) the Leasehold Improvements shall be constructed in strict accordance with the approved Construction Documents using Building Standard Materials or such other standards as set forth in the approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, unreasonably interfere with, obstruct, or delay, any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Leasehold Improvements to Landlord and the Selected Contractor and the Selected Contractor and Landlord shall, within three (3) business days of receipt thereof, inform Tenant’s Agents of any reasonable changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all reasonable rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Leasehold Improvements; provided such rules shall not be discriminatorily applied against Tenant nor unreasonably delay Tenant’s construction of the Leasehold Improvements.

4.4.      Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Leasehold Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of Substantial Completion thereof Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) Substantial Completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Leasehold Improvements, the Building and/or Office Building Project that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Leasehold Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.5.      Governmental Compliance. Tenant shall cause Tenant’s Agents to construct the Leasehold Improvements in compliance with the following: (i) all state, federal, city or quasi governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

EXHIBIT “D”

4.6.      Supervision/Inspection by Landlord. Landlord shall have the right, at its sole cost and expense, to inspect and supervise construction of the Leasehold Improvements at all times; provided, however, that Landlord’s failure to inspect or supervise construction of the Leasehold Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Leasehold Improvements constitute Landlord’s approval of the same. Should Landlord, in good faith, reasonably disapprove any portion of the Leasehold Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify in reasonable detail the items disapproved; provided, however, that Landlord shall not disapprove any portion of the Leasehold Improvements which have been constructed in accordance with the approved Construction Documents. Any defects or deviations in, and/or disapproval by Landlord of, the Leasehold Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Leasehold Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of its leased premises, Landlord may, take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Leasehold Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.7.      Notice of Completion; Copy “As-Built” Plans. Within ten (10) days after Substantial Completion of construction of the Leasehold Improvements, Landlord shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Ventura in accordance with Paragraph 3093 of the Civil Code of the State of California or any successor statute. In connection with the foregoing, Tenant shall reasonably cooperate with Landlord and shall execute any notices, instruments or other documents reasonably required to permit Landlord to file such Notice of Completion on behalf of Tenant. At the conclusion of construction, (i) Tenant shall cause its architect and the Selected Contractor (a) to update the approved Construction Documents as necessary to reflect all changes made to the approved Construction Documents during the course of construction, (b) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (c) to deliver to Landlord two (2) bond copies and one (1) electronic copy of the as-built drawings on CD within ninety (90) days following issuance of a temporary certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.8.      Coordination by Tenant’s Agent with Landlord. Upon Tenant’s entry into the construction contract under Paragraph 4.1 of this Work Letter Agreement, Tenant shall furnish Landlord with a schedule setting forth the projected date of the Substantial Completion of the Leasehold Improvements and choosing the critical time deadlines for each phase, item or trade relating to the construction of the Leasehold Improvements. Each party shall cooperate with the other to coordinate Tenant’s construction of the Leasehold Improvements such that Tenant can complete the Leasehold Improvements in a timely fashion. In this regard, Tenant’s Consultants,

EXHIBIT “D”

the Selected Contractor and Landlord’s construction representative shall meet together on a weekly basis (or such other basis as mutually agreed to by the parties) during the construction of the Leasehold Improvements.

4.9.      Construction of Leasehold Improvements. Following Landlord’s approval of the Construction Documents, Tenant’s selection of the Selected Contractor, Tenant’s obtaining of all applicable permits and governmental approvals, and Tenant’s compliance with the other provisions of this Paragraph, Tenant shall cause the Leasehold Improvements to be diligently and expeditiously constructed by the Selected Contractor, lien free and asbestos free, in accordance with the approved Construction Documents and such permits and approvals. If in the reasonable judgment of Landlord the presence of Tenant’s Agents and the work that is being performed by Tenant’s Agents unreasonably and materially disrupts tenant improvement or other work being performed by Landlord or others in the Building or Project, or cause labor difficulties, and Tenant fails to remedy such disruptions or difficulties within twenty-four (24) hours after receipt of written request from Landlord, Landlord shall have the right, on an additional twenty-four (24) hours written notice to Tenant, to order any or all of Tenant’s work to cease for as long as reasonably required by Landlord, and such action by Landlord shall not constitute a Landlord Delay (defined below).

5.         INSURANCE REQUIREMENTS.

5.1.      General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease, and the policies therefor shall insure Landlord, Landlord’s managing agent and Tenant as their interests may appear, as well as the Selected Contractor and subcontractors.

5.2.      Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Leasehold Improvements and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

5.3.      General Terms. Certificates for all insurance carried pursuant to this Paragraph 5.3 shall be delivered to Landlord before the commencement of construction of the Leasehold Improvements and before the Selected Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing the policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Leasehold Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Leasehold Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following Substantial Completion of the work and acceptance by Landlord and Tenant. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation

EXHIBIT “D”

claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Paragraph 6 of this Work Letter Agreement.

6.         INDEMNITY. Tenant’s indemnities of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Leasehold Improvements required to be paid by Tenant. Such indemnities by Tenant shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary, (i) to permit Tenant to complete the Leasehold Improvements, and (ii) to enable Tenant to obtain any building permit, temporary certificate of occupancy or certificate of occupancy for the Premises, except to the extent that such costs, losses, damages, injuries or liabilities are caused by Landlord’s gross negligence or willful misconduct.

7.         LEASE COMMENCEMENT DATE; TENANT DELAYS; SUBSTANTIAL COMPLETION.

7.1.      Commencement Date. The Commencement Date shall be the date set forth in Section 1.1(h) of the Lease and shall occur notwithstanding that the Leasehold Improvements may not be complete as of such date, subject, however, to delay for Landlord Delays and Force Majeure Delays as described below. Notwithstanding anything to the contrary contained herein or in the Lease, a Force Majeure Delay shall only delay the Commencement Date as described in Section 1.1(h) of the Lease if Tenant has (i) submitted the Construction Documents to the City of Thousand Oaks/Westlake Village for approval by April 1, 2011 and (ii) commenced construction of the Leasehold Improvements by May 1, 2011 (collectively, the “Key Milestones”). If Tenant fails to satisfy either or both of the Key Milestones, the Commencement Date shall not be delayed (subject, however to delays caused by Landlord Delays), notwithstanding the occurrence of a Force Majeure Delay.

7.2.      Tenant Delays. For purposed of this Work Letter Agreement, “Tenant Delays” shall mean any actual delay in Tenant’s substantial completion of the Leasehold Improvements which is caused by (a) Tenant’s failure to perform any obligation in accordance with and by the date specified in this Work Letter Agreement or (b) Tenant’s changes in the Leasehold Improvement Plans after Landlord approves Leasehold Improvement Plans. A delay in substantial completion of the Leasehold Improvements as a result of Tenant Delays shall not cause the Commencement Date to be delayed.

7.3       Landlord Delays. For purposes of this Work Letter Agreement, “Landlord Delays” shall mean any actual delay in the design, construction or installation of the Leasehold Improvements which is caused by any of the following:

EXHIBIT “D”

7.3.1.  Access. Landlord’s failure to provide Tenant or Tenant’s contractors reasonable access to the Premises specified in this Work Letter Agreement or as otherwise reasonably required for the design, construction or installation of the Leasehold Improvements by Tenant; or

7.3.2.  Approvals. Landlord’s failure to timely approve any proposed Construction Documents or revised Construction Documents within the time periods set forth in Paragraph 2.1, above.

Notwithstanding the foregoing provisions of this Paragraph 7.3 to the contrary, no Landlord Delay shall be deemed to occur unless and until Tenant provides written notice to Landlord, in compliance with the Lease, claiming that such delay has occurred and specifying in detail the action or inaction on the part of Landlord which is the basis for such claim. If such action or inaction is not cured by Landlord within one (1) Business Day after receipt of such notice (“Count Day”), then the Landlord Delay as set forth in such notice shall be deemed to have occurred commencing as of the expiration of such 1-Business Day period and continuing for the number of days the action or inaction claimed by Tenant in such notice remains uncured and actually and directly causes a delay in the Substantial Completion of the Leasehold Improvements beyond such date.

7.4       Force Majeure Delay. As used herein, a “Force Majeure Delay” means any actual delay in the substantial completion of the Leasehold Improvements that is caused by reason of strikes, lock outs, labor troubles, failure of power not caused by Tenant, riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, and any other unusual and unforeseeable delay not within the reasonable control of Tenant. A Force Majeure Delay shall only apply to the Commencement Date upon satisfaction of the Key Milestones by Tenant.

7.5.      Substantial Completion. For purposes hereof, “Substantial Completion” or “substantial completion” of the Leasehold Improvements shall occur (i) upon the completion of construction of the Leasehold Improvements pursuant to the approved Construction Documents as evidenced by a signed certificate signed by the Selected Contractor, with the exception of any punchlist items and any Tenant fixtures, furniture, equipment or other personal property, and (ii) a temporary certificate of occupancy (or its equivalent) has been issued for the Premises by the appropriate governmental authorities allowing for Tenant’s lawful occupancy of the Premises.

8.         MISCELLANEOUS.

8.1.      Clean-Up Expenses. Following Substantial Completion of the Leasehold Improvements, Tenant shall, at its cost, be responsible for all clean-up of the interior and exterior to the Premises necessitated by construction of the Leasehold Improvements.

8.2.      Tenant’s Representative. Tenant has designated Robert J. Cunnion, III as its sole representative with respect to the matters set forth in the Work Letter Agreement, who, until further notice to the Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

EXHIBIT “D”

8.3.      Landlord’s Representative. Landlord has designated Lance Emery as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

8.4.      Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default by Tenant as described in the Lease, or a default by Tenant under this Work Letter Agreement, has occurred at any time on or before Substantial Completion of the Leasehold Improvements, and such default remains uncured after the applicable notice and cure periods under the Lease, then (a) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Leasehold Improvement Allowance, and/or Landlord may cause the Selected Contractor to cease the construction of the Leasehold Improvements (in which case Tenant shall be responsible for any delay in the Substantial Completion of the Leasehold Improvements caused by such work stoppage and such delay shall not be a Landlord delay), and (b) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

[Remainder of Page Intentionally Left Blank]

EXHIBIT “D”

8.5       Services. During the design and construction of the Leasehold Improvements, the installation of Tenant’s FF&E and Tenant’s move into the Premises, Tenant and Tenant’s Agents shall be entitled to use, free of charge and at all times, the following: (i) the parking facilities, elevators and loading docks serving the Building, and utilities, temporary HVAC and/or any other Building facilities or services.

“LANDLORD”	WESTLAKE PLAZA CENTER EAST, LLC,
a Colorado limited liability company

	By:	Steadfast Business Development, LLC,
a Delaware limited liability company,
Its: Authorized Agent

		By:	Beacon Bay Holdings, LLC, a Delaware limited liability company, Its: Manager

			By:	/s/ Dinesh Davar
Dinesh Davar, Manager

“TENANT”	THE RYLAND GROUP, INC., a Maryland corporation

	By:	/s/ Robert J. Cunnion III
	Name:	Robert J. Cunnion III
	Title:	SVP

	By:	/s/ Timothy J. Geckle
	Name:	Timothy J. Geckle
	Title:	Secretary

EXHIBIT “D”

SCHEDULE 1
to Exhibit “D”

BASE BUILDING IMPROVEMENTS

The Building and Base Building components shall be constructed in compliance with all applicable laws and building codes for normal office use. including Title 24 and ADA. The Building and Project common areas shall be landscaped in a manner consistent and similar to the Project. The Building, including all structural wall, floor and roof support systems, shall be constructed with sound structural integrity, including insulation, and all Building systems shall be maintained in good operating order. Landlord, at its expense, shall deliver the Building and Premises to Tenant in a shell condition which shall include the following:

Typical Common Areas

•                            Building lobby to be completed with all flooring finishes, wall finishes, ceiling treatments and lighting.

•                            Men’s and women’s public restrooms to have hot and cold water and completed with toilets, urinals, sinks, countertops, including necessary hardware, lighting and all wall, flooring and ceiling finishes, and required exhaust.

•                            Chilled drinking fountain at the Core.

•                            All finishes for elevator cabs

•                            Elevator lobby in finished condition.

•                            Ventilation shafts and painted fire stairwells.

•                            Electrical and telephone/communication rooms with main feeder ducts and service from the electrical and telephone/communication providers.

Useable Office Space Premises

•                            Insulation to be installed along entire building perimeter, perimeter columns and interior columns.

•                            Main electrical feeder lines and transformers to be connected to 2 points on each floor, ready for Tenant’s electrical distribution.

•                            Electrical Load provide at 277/480 3 phase, 4 wire.

•                            Landlord to provide approximately 7 watts per usable square foot of tenant area (excluding HVAC).

•                            Power for lighting shall be provided at 277/480v.

•                            HVAC main trunk ducting and piping, ready to receive Tenant’s distribution ductwork.

•                            Main fire sprinkler system and piping installed throughout the floor with sprinkler heads installed in the plenum.

•                            Concrete floors to be level and prepped to receive Tenant’s carpeting and hard surface flooring.

•                            Finished ceiling height to accommodate a minimum 9 feet.

•                            A minimum of 1 points of connection in Premises for domestic water in the Building.

•                            A minimum of 1 point of connection per floor for plumbing waste lines in the Building.

•                            Floor structural load designed to 50 psf in office areas and 100 psf in exiting areas.

•                            Emergency Egress signage at each stairwell entrance.

•                            Fire Alarm Control Panel to be provided for Building Shell. Landlord shall evaluate Panel’s capacity to support Tenant’s devices upon Tenant’s delivery of TI fire alarm scope detail. Tenant shall provide for monitoring and testing of the devices to be installed in the Premises.

Exterior Glass

•                            Exterior glass shall be energy efficient, tinted and free of cracks, scratches and marring.

•                            The glass and glass framing system shall be designed, constructed and sealed to protect against moisture penetration, and reduce transmission of exterior noise from the adjacent freeway.

•                            Interior window mullions to be painted or finished.

EXHIBIT “D”

SCHEDULE 2
to Exhibit “D”

1.                                       Partitions

(a)                                  Demising Partitions:

3 5/8” x 25 Ga. metal studs at 24” on center with 5/8” Type ‘X’ gypsum board each side to finished ceiling, (9’-0” AFF); R-7 insulation within wall cavity. Seismic bracing per City of Thousand Oaks/Westlake Village Building Department. Gypsum board taped smooth to receive paint, Pertinent metal casing beads where applicable.

(b)                                 Interior Partitions:

3 5/8” X 25 Ga. metal studs at 24” on center with 5/8” Type ‘X’ gypsum board each side to the finished ceiling 9’-0”). Seismic bracing per City of Thousand Oaks/Westlake Village Building Department. Gypsum board taped smooth to receive paint. Pertinent metal casing where applicable.

(c)                                  Tunnel Corridor Partitions:

3 5/8” x 25 GA metal studs at 24” on center with 5/8” Type ‘X’ gypsum board each side. Connect to gypsum board corridor ceiling for tunnel corridor. Seismic bracing per City of Thousand Oaks/Westlake Village building department. Gypsum board taped smooth to receive finish.

2.                                       Door Assembly

(a)                                  Tenant Single 20 Min. Entry Door:

(i)                                     Door

3’-0” X 8’-10” X 1 ¾” Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finish or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

(ii)                                  Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

(iii)                               Hardware (Polished Chrome)

Lockset	1 set	L9453TX-17A		629	Schlage
Hinges	3 pr.	5BB1	4 ½ x 4 ½	Stainless	Ives
Closer	1 ea.	PA4041		Sat Chr	LCN
Floor Stop	1 ea.	1214		Sat Chr	Trimco
DustProofStrike	1 ea.	DP2		Sat Chr	Ives

(b)                                 Tenant Pair 20 Min. Entry Doors:

(i)                                     Door

3’-0” X 8’-10” X 1 ¾”, Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finish or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

(ii)                                  Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

EXHIBIT “D”

(iii)                               Hardware (Polished Chrome)

Lockset	1 set	L9453TX-17A		629	Schlage
Hinges	3 pr.	5BB1	4½ x 4½	Stainless	Ives
Closer	1 ea.	PA4041		Sat Chr	LCN
Floor Stop	1 ea.	1214		Sat Chr	Trimco
Coordinator	1 ea.	COR52xFL20		Sat Chr	Ives
Astragal	1 ea.	355CS		Sat Alum	Pemko
DustProofStrike	1 ea.	DP2		Sat Chr	Ives
Flush Bolt	1 ea.	FB41P		Sat Chr	Ives

(c)                                  Tenant Single Interior Door (Non-locking):

(i)                                     Door

3’-0” X 8’-10” X 1 ¾” Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finish or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

(iii)                               Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

(iii)                               Hardware (Polished Chrome)

Latch set	1 set	L9010-17A		620	Schlage
Hinges	3 pr.	5BB1	4½ X 4½	Stainless	Ives
Floor Stop	1 ea.	1214		Sat Chr	Trimco
DustProofStrike	1 ea.	DP2		Sat Chr	Ives

(d)                                 Tenant Pair Interior Doors (Non-locking):

(i)                                     Door

3’-0” X 8’-10” X 1 ¾” Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finish or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

(ii)                                  Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

(iii)                               Hardware (Polished Chrome)

Latchset	1 set	L9010-17A		629	Schlage
Hinges	3 pr.	5BB1	4½ x 4½	Stainless	Ives
Closer	1 ea.	PA4041		Sat Chr	LCN
Floor Stop	1 ea.	1214		Sat Chr	Trimco
Coordinator	1 ea.	COR52xFL20		Sat Chr	Ives
Astragal	1 ea.	355CS		SatAlum	Pemko
DustProofStrike	1 ea.	DP2		Sat Chr	Ives
Flush Bolt	1 ea.	FB41P		Sat Chr	Ives

(e)                                  Tenant Single Locking Interior Door Assembly:

(i)                                     Door

3’-0” X 8’-10” X 1 ¾” Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finish or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

EXHIBIT “D”

(ii)                                  Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

(iii)                               Hardware (Polished Chrome)

Latchset	1 set	L9050-17A		629	Schlage
Hinges	3 pr.	5BB1	4½ x4½	Stainless	Ives
Floor Stop	1 ea.	1214		Sat Chr	Trim co
DustProofStrike	1 ea.	DP2		Sat Chr	Ives

(f)                                    Tenant Pair Locking Interior Doors:

(i)                                     Door

3’-0” X 8’-10” X 1¾”, Western Oregon Door Co. Quarter Sliced Mahogany with medium stained finished or equal wood doors; 20 minute label. Pre-sand and stain to match building standard finish.

(ii)                                  Frame

3’-0” X 9’-0” Wilson Partitions Clear Anodized Aluminum with snap on casing, color: Clear Anodized Aluminum; 20 minute label.

(iii)                               Hardware (Polished Chrome)

Latchset	1 set	L9050-17A		629	Schlage
Hinges	3 pr.	5BB1	4½ x4½	Stainless	Ives
Closer	1 ea.	PA4041		Sat Chr	LCN
Floor Stop	1 ea.	1214		Sat Chr	Trimco
Coordinator	1 ea.	COR52xFL20		Sat Chr	Ives
Astragal	1 ea.	355CS		SatAlum	Pemko
DustProofStrike	1 ea.	DP2		Sat Chr	Ives
Flush Bolt	1 ea.	FB41P		Sat Chr	Ives

3.                                       Ceiling System

(a)                                  Ceiling Tile:

Armstrong ““#1775 Dune tegular”, 24” x 24” x 5/8” tile, color - white. Score ceiling tile where ceiling tile meets walls for flush installation.

(b)                                 Ceiling Grid:

Armstrong “Silhouete XL”, 24” x 24”, 9/16” bolt system 1/8” reveal, color - white. Suspension system shall comply with ASTM C635 specifications. Compression struts to conform to Title 24.

4.                                       Fluorescent Light Fixtures

(a)                                  Lithonia 2’-0” x 4’-0” fluorescent fixture 2 M3NGB33218LD277, 18 cell, 3” parabolic louvered lenses. All fixtures include three (3) 34-watt miser lamps, 4000 kelvin temperature. Provide earthquake clips as required. Connect night lights to building emergency panel. Provide approximately one (1) fixture per 80 (eighty) square feet of office area.

or

Lithonia 2’-0” x 4’-0” fluorescent fixture 2 AV3CF40GEB1015, “Avante” (Indirect Light). All fixtures include three (3) 34-watt miser lamps, 4000 kelvin temperature. Provide earthquake clips as required. Connect night lights to building emergency

EXHIBIT “D”

(b)                                 Lithonia 2’-0” x 2’-0” fluorescent fixture, 2 M3NGB2U3169LD277 9 cell, 3” parabolic iouvered lenses. All fixtures include three (3) 34-watt miser lamps, 4000 kelvin temperature. Provide earthquake clips as required. Connect night lights to emergency panel.

5.                                       Fire Sprinkler

(a)                                  Reliable, semi-recessed chrome heads with electrostatically painted escutcheons to match ceiling tile. Install centerline of ceiling tiles. No heads are to be installed within 2’-0” of the nearest wall.

6.                                       Light Switch Assembly

(a)                                  Wall mounted: Novitas #01-211 motion sensor in accordance with Title 24 requirements. One (1) sensor at each office. Color: White

(b)                                 One-way ceiling: Novitas #01-100 ceiling mounted motion sensor in accordance with Title 24 requirements. Override switch for reception areas and conference rooms. Color: white.

(c)                                  Two-way ceiling: Novitas #01-110 ceiling mounted motion sensor in accordance with Title 24 requirements. Override switch for reception areas and conference rooms.

(d)                                 Override switch: Novitas #01-210, super switch mini. Color: white.

7.                                       Electrical Duplex Outlets

(a)                                  Leviton or equal 110v, 3-prong, 2-pole grounded duplex receptacle. White color. Mounted vertically. Outlet height to be 17” AFF to center line of outlet.

8.                                       Telephone Wall Outlets

(a)                                  Single gang box in wall mounted vertically with 3/4” metal conduit to terminate 6” above ceiling line. Install box vertically 17” above finished floor to center line of outlet: color as requested by Tenant. All Teflon wire and cover plates to be provided by Tenant’s installer. One (1) outlet for each office or work station. Color: white.

9.                                       HVAC

(a)                                  Furnish and install standard VAV air distribution ductwork. Roof equipment and ductwork within interior core walls existing. All in accordance with Title 24 Requirements.

(b)                                 Furnish and install variable air volume boxed, approximately one (1) per 1,000 square feet of floor area.

(c)                                  Furnish and install air registers and return air grill, approximately one (1) per 250 square feet of floor area.

(d)                                 Design and engineer system by licensed mechanical engineer in accordance with all Title 24 Requirements.

10.                                 Exit Signs

(a)                                  Lithonia, Edge-lit series LRP1GC 120/277 ELN Number of faces may vary between 1 and 2 as well as arrow direction.

11.                                 Fire Extinguishers

(a)                                  Amerex model A500 (51b., ABC 2A 10 C)

(b)                                 Amerex model A441 (101b., ABC 4A 60 C)

(c)                                  Cabinet: Semi-recessed Potter Roemer #7023 fire cabinet

EXHIBIT “D”

12.                                 Paint (Tenant Interior)

(a)                                  Coats to cover – Frazee Lo-Glo interior latex paint. Color as requested by Tenant. Two (2) coats to cover. Tenant allowed one (1) accent color and one (1) base color. All walls to be painted.

13.                                 Carpet

(a)                                  Designweave “Tempest Classic” 32 ounce solid color cut pile carpet over 3/8” Nova Pad. Color: to be selected by Tenant.

14.                                 Vinyl Base

(a)                                  Burke 2½” (straight at carpet, coved at vet) vinyl topset base. Color as requested by Tenant.

15.                                 Vinyl Flooring

(a)                                  Armstrong “Excelon” Imperial texture 12”xl2”xl/8” vinyl tile in standard colors. Color as requested by Tenant.

16.                                 Window Coverings

(a)                                  Exterior Windows: Vertical blinds. Newport Shading Systems, 949-673-0766, Vinyl coated polyester yarns woven to produce an openness of five percent (5%). Vane width 3-1/2” with head rail and sill channels #HA-8000 series, color: #NF180-white. Blinds at all exterior windows.

17.                                 Elevator Lobby.

(a)                                  Elevator Lobby finishes to be consistent with Westlake Park Place lobby themes defined by the Project Architect. Finishes Specifications to be determined. Awaiting Contractor submittals.

18.                                 Building Permit

(a)                                  One (1) City of Westlake Village Building Permit for the value of the building standard work within the Tenant’s usable square footage.

19.                                 Architectural Fees

(a)                                  Preparation of building standard space studies.

(b)                                 Preparation of building standard Final Plans for above work.

EXHIBIT “D”

EXHIBIT “E”

WESTLAKE PARK PLACE
NOTICE OF LEASE TERM DATES

To:	Date:

Re:

Office Lease dated                                         , 2010 between THE RYLAND GROUP, INC., Tenant, and WESTLAKE PLAZA CENTER EAST, LLC, Landlord, concerning Suite 2_ (“Premises”) located at 3011 Townsgate Road, Westlake Village, California

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for six (6) years, with one (1) option to renew for a period of (5) years, and commenced upon the Commencement Date of                             and is currently scheduled to expire on                                 , subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on                                   .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment and the billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to                                                  at                                           .

6. The exact number of Rentable Square Feet within the Premises is                                  (                  ) square feet. The exact number of Usable Square Feet within the Premises is                              (                              ) square feet.

7. Tenant’s Proportionate Share as adjusted based upon the exact number of Rentable Square Feet within the Premises, consists of two (2) separate percentages:

EXHIBIT “E”

(a)                        percent (            %) which is Tenant’s Proportionate Share of the Building; and (b)                          percent (            %), which is Tenant’s Proportionate Share of the Project.

AGREED AND ACCEPTED

“LANDLORD”	WESTLAKE PLAZA CENTER EAST, LLC,
a Colorado limited liability company

By:	Steadfast Business Development, LLC,
a Delaware limited liability company,
Its: Authorized Agent

By:	Beacon Bay Holdings, LLC, a Delaware limited liability company, Its: Manager

By:
Dinesh Davar, Manager

“TENANT”	THE RYLAND GROUP, INC., a Maryland corporation

By:
Name:
Its:

By:
Name:
Its:

SAMPLE ONLY [NOT FOR EXECUTION]

EXHIBIT “E”

EXHIBIT “F”

WESTLAKE PARK PLACE
FORM ESTOPPEL CERTIFICATE

Tenant Estoppel Certificate

To:                 Bank of America, N.A.
700 Louisiana Street, 5th Floor
Houston, Texas 77002
Attention: Joyce Eng

Re:

1.             The undersigned (“Tenant”), as the tenant of approximately                      square feet of space (the “Premises”) under that certain Office Lease dated                                   , 2010 (the “Lease”) made with Westlake Plaza Center East, LLC, a Colorado limited liability company, Landlord, covering space in Landlord’s building (the “Building”) in Los Angeles County, California, known as 3011 Townsgate Road, Suite 2    , Westlake Village, California, hereby certifies as follows:

(a)                That attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease, together with all amendments thereto;

(b)               That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit “A”. The interest of Tenant in the Lease has not been assigned or encumbered;

(c)                That the Lease, as amended as indicated in Exhibit “A”, represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by Tenant;

(d)               That all insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid;

(e)                That the commencement date of the term of the Lease was                                 , 2010;

(f)                That the expiration date of the term of the Lease is                                             ,              including any presently exercised option or renewal term, and that Tenant has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

EXHIBIT “F”

(g)               That in addition to the Premises, Tenant has the right to use or rent - parking spaces in or near the Building during the term of the Lease;

(h)               That Tenant has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease (except as specified in                               , a copy of which is attached hereto);

(i)                 That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which Tenant has against the enforcement of the Lease except for prepaid rent through                              (not to exceed one month);

(j)                 That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of Tenant. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of Tenant in the Building have been paid in full. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease. Tenant has entered into occupancy of the Premises;

(k)                That the annual minimum rent currently payable under the Lease is $                         and such rent has been paid through                                             ;

(l)                 [That additional tent is payable under the Lease for (i) operating, maintenance or repair expenses and (ii) property taxes. The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $                          , and (2) property taxes $                        ;]

(m)               That Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in                                       a copy of which is attached hereto). No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(n)               That to the best of Tenant’s knowledge, there are no defaults by Tenant or Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

(o)               That Tenant has paid to Landlord a security deposit in the amount of $                        .

(p)               That Tenant has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(q)               That as of this date there are no actions, whether voluntary or otherwise, pending against Tenant or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

EXHIBIT “F”

2.             Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of the business of Tenant in compliance with all applicable laws. Except for any such legal and commercially reasonable use by Tenant, Tenant has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land, As used herein, “Hazardous Material” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law or ordinance.

3.             Tenant hereby agrees:

(a)           To send a copy of any notice or demand given or made to Landlord pursuant to the provisions of the Lease to Bank of America, N.A. (“Lender”), who is or will be the owner and holder of a mortgage or deed of trust on the demised premises, or its assignee upon being notified in writing of such assignee’s name and address. Lender’s copy of said notice or demand shall be sent by certified mail at the same time the notice or demand is sent to Landlord, to Bank of America, N.A., 700 Louisiana Street, 5th Floor, Houston, Texas 77002, Attention: Joyce Eng;

(b)           To give to the holder of said mortgage or deed of trust a reasonable period of time, but in no event less than thirty (30) days, to cure any default complained of in said notice or demand;

(c)           That no consent of Landlord to any modification or assignment of the Lease or any termination of the Lease (other than in accordance with the express terms of the Lease) shall be effective without the prior written consent of the holder of said mortgage or deed of trust; and

(d)           That in the event that the holder of said mortgage or deed of trust acquires title to the property encumbered by the mortgage or deed of trust, such holder will not be liable for any security deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to such holder.

4.             Tenant acknowledges the right of Lender to rely upon the certifications and agreements in this Certificate in making a loan to Landlord. Tenant hereby agrees to furnish Lender with such other and further estoppel certificates as Lender may reasonably request. Tenant understands that in connection with such loan, Landlord’s interest in the rentals due under the Lease will be assigned to Lender pursuant to an assignment of leases by Landlord in favor of Lender. Tenant agrees that if Lender shall notify Tenant that a default has occurred under the documents evidencing such loan and shall demand that Tenant pay rentals and other amounts due under the Lease to Lender, Tenant will honor such demand notwithstanding any contrary instructions from Landlord.

EXECUTED this              day of                                   ,               .

EXHIBIT “F”

THE RYLAND GROUP, INC.,
a Maryland corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT “F

EXHIBIT “G”

WESTLAKE PARK PLACE
FORM SNDA

Subordination, Nondisturbance and Attornment Agreement

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                             , 2010 (the “Effective Date”), between Bank of America, N.A., a national banking association, whose address is 700 Louisiana 700, 5th Floor, Houston, Texas 77002, Attention: Joyce Eng, Attention: Commercial Real Estate Banking (“Mortgagee”), and                                                 , a                       , whose address is                                                                (“Tenant”), with reference to the following facts:

A.                                                                                                                , a                                       , whose address is                                                                (“Landlord”), owns the real property located at                                              (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.

B.                                                  Mortgagee has made a loan to Landlord in the original principal amount of $                                                                         (the “Loan”).

C.                                                  To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain                                                dated                                 , 200   , for the benefit of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) [to be] recorded [on                               , at Book               , Page                          ,] in the land records of                      County,                    (the “Land Records”).

D.                                                 Pursuant to a Lease, dated as of                                 , 20      , as amended on                                     , 20       and                     , 20       (the “Lease”), Landlord demised to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”). Tenant’s Premises are commonly known as                                                           .

[E.                                          A memorandum or short form of the Lease [is to be recorded in the Land Records prior to the recording of this Agreement.] [was recorded in the Land Records on                                         , at Book                 , Page                .]

F.                                                   Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.                          Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1                                              Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.

EXHIBIT “G”

“Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2                                              Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3                                              Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4                                              Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5                                              Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6                                              Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7                                              Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2. Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.                          Nondisturbance, Recognition and Attornment.

3.1                                              No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default under the Lease that has continued beyond any applicable cure periods set forth in the Lease (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2                                              Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord

EXHIBIT “G”

under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3                                              Further Documentation. The provisions of this Section shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Section in writing upon request by either of them.

4. Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1                                              Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

4.2                                              Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3                                              Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation.”

4.4                                              Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent.

4.5                                              Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6                                              Construction-Related Obligations. Any Construction-Related Obligation of Landlord under the Lease, except as expressly provided for in Schedule B (if any) attached to this Agreement.

5. Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that

EXHIBIT “G”

of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.                          Mortgagee’s Right to Cure.

6.1                                              Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2                                              Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3                                              Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7. Confirmation of Facts.

Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

7.1                                              Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2                                              Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3                                              No Landlord Default. To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4                                              No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

EXHIBIT “G”

7.5                                              No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6                                              Commencement Date. The “Commencement Date” of the Lease was                .

7.7                                              Acceptance. Except as set forth in Schedule B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.

7.8                                              No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9                                              Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. Miscellaneous.

8.1                                              Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier set vice that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2                                              Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3                                              Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4                                              Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

8.5                                              Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6                                              Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws.

EXHIBIT “G”

8.7                                              Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

8.8                                              Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9                                              Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed and sealed by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE

Bank of America, N.A., a national banking association

By:
Name:
Title:

[BANK SEAL]

TENANT

a corporation

By:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT “G”

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this                day of                                                   , 200      , by                                         ,                                        of                                                       ,                             .

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this                day of                                                   , 200      , by                                         ,                                        of                                                       ,                             .

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT “G”

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD

a corporation

By:
Name:
Title:

Dated: , 20

[CORPORATE SEAL]
STATE OF )
)
ss.
COUNTY OF )

The foregoing instrument was acknowledged before me this day of , 200 , by , of , .

Witness my hand and official seal.

My commission expires:

Notary Public

EXHIBIT “G”

SCHEDULE A
TO
EXHIBIT “G”

Description of Landlord’s Premises

EXHIBIT “G”

SCHEDULE B
TO
EXHIBIT “G”

Construction-Related Obligations

A.     Construction-Related Obligations Remaining to be Performed as of Effective Date.

[Summarize and Describe]

B.      Successor Landlord’s Construction-Related Obligations After Attornment.

[None]

EXHIBIT “G”

EXHIBIT “H”

WESTLAKE PARK PLACE
RULES AND REGULATIONS

1.        Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises after Business Hours to perform janitorial services, at all reasonable hours to clean windows and also at any time during the last three months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

2.        Right of Exclusion. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs.

3.        Obstructions. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the building, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant’s expense, any such obstruction or thing without notice or obligation to Tenant.

4.        Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Project, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

5.        Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.

6.        Keys; Locks. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant’s requirements. If Tenant desires additional keys they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord’s prior written consent. If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:

(a)       Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas;

(b)       Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

(c)       Tenant will, at the end of the Term and at Landlord’s request, remove such lock(s) at Tenant’s expense.

EXHIBIT “H”

At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant’s possession.

7.        Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion.

8.        Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord’s prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord’s express written consent. Tenant will not place any objects on the window sills that cause, in Landlord’s reasonable opinion, an aesthetically unacceptable appearance.

9.        Directory Boards. Landlord will make every reasonable effort to accommodate Tenant’s requirements for the Building directory boards. The cost of any changes to the directory board information identifying Tenant requested by Tenant subsequent to the initial installation of such information will be paid for by Tenant.

10.      Project Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Project or any portion thereof during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Project and property in the Project.

11.      Engineering Consent. All plumbing, electrical and heating, ventilating and air conditioning (“HVAC”) work for and in the Premises requires Landlord’s prior written consent to maintain the integrity of the Project’s electrical, plumbing and HVAC systems.

12.      HVAC Interference. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.

13.      Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures.

14.      Equipment Location. Landlord reserves the right to specify where Tenant’s business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building and/or the Project. Tenant will pay the cost of any required professional engineering certification or assistance.

15.      Bicycles; Animals. Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals or organic Christmas decor of any kind. Bicycles and vehicles may only be parked in areas designated for such purposes.

EXHIBIT “H”

16.      Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

17.      Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Project and will ensure that Tenant’s conduct will not impair the comfort or convenience of other tenants in the Project.

18.      Elevators. Except as may be expressly permitted by Landlord, only freight elevators may be used for deliveries. Use of freight elevators after Business Hours must be scheduled through the office of Property Manager.

19.      Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Project without Landlord’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building and/or the Project caused by any person making deliveries to the Premises.

20.      Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building and/or the Project caused by any person moving any such furniture, equipment or matter to or from the Premises.

21.      Solicitations. Canvassing, soliciting and peddling in the Project are prohibited and Tenant will cooperate in preventing the same.

22.      Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Project. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

23.      Smoking. The smoking of cigarettes, cigars, pipes, etc. is STRICTLY PROHIBITED anywhere in the interior of the Building including the Premises. The ONLY designated smoking areas will be specifically designated by Landlord. STANDING ASH TRAYS WILL BE PROVIDED.

24.      Chemical Storage. All chemicals, paints or other similar materials must be stored either in a fire proof cabinet in compliance with all Laws, including all applicable fire codes, or in a location outside the Building. Nothing in this paragraph will permit Tenant to violate Section 4 of the Lease.

EXHIBIT “H”

25.      Storage Near Ceiling. Tenant may not store any materials within 18 inches (or any greater distance prescribed, from time to time, by Laws, including applicable fire codes) of the ceiling of the Premises.

26.      Employees, Agents and Invitees. In these Rules and Regulations, “Tenant” includes Tenant’s employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

EXHIBIT “H”

EXHIBIT “I”

WESTLAKE PARK PLACE
TELECOMMUNICATIONS RULES

These Telecommunications Rules apply to Tenant’s use of the Building and the Project outside of the Premises, including, without limitation, the telecommunications closets (each, a “TC”) on each floor of the Building, the plenum space above the finished or drop ceiling above the Premises, the space in the Common-Areas and roof space. Any questions about what is allowed in the Building should be directed to Property Manager.

A.        WRITTEN AGREEMENT REQUIRED.

1.        Tenant will be required to secure Property Manager’s approval before installing any cable or wire outside the Premises and/or in, through or to any TC.

2.        Before any new installations are commenced, even if Tenant has existing facilities in the Building, either Tenant or Tenant’s telecommunications provider must enter into an agreement with Landlord, with the form and substance of such agreement being acceptable to Landlord, in its sole discretion. Wires or cable installed without such agreement are subject to removal by Property Manager, at Tenant’s sole cost.

3.        Neither Landlord, Property Manager nor any of their respective employees, contractors or agents will be responsible for any damage or theft to Tenant equipment.

B.        INSTALLATION AND OTHER WORK.

1.        Tenant will give Property Manager prior notice, in writing or by email, of all times that Tenant will work in or will have work done in the TC, on the roof, or outside the Premises. Such notice will include the purpose and detail of the work to be done, as well as the day and time the work will be performed.

2.        All welding and/or core drilling or installation of equipment on the roof must be approved by Property Manager in writing prior to any of the work being started. Property Manager will require drawing(s) and detailed information on any welding and/or core drilling or installation of equipment on the roof. Property Manager requires a minimum of one week for this review process. All floors requiring core drilling must be x rayed to determine placement of core drill locations. Property Manager reserves the right, in its sole and absolute discretion, to deny approval of any requested core drilling or welding, and Property Manager will have the right to supervise any and all such drilling and/or welding.

C.        LOCATION OF EQUIPMENT.

1.        No Tenant-owned or leased telecommunications equipment (i.e., PBXs key service units, hubs, bridges, amplifiers/paging equipment, routers, cable TV, security systems, patch panel or storage of any kind) will be located in a TC. The TC’s are not designed to handle

EXHIBIT “I”

the operation of electronic computing or communication equipment, but only to allow Tenant to connect to carrier or provider service.

2.        All telecommunications equipment (including blocks and brackets) owned and controlled by Tenant will be located in the Premises, and Tenant will be solely responsible for control of access to, security of and maintenance of such equipment. Notwithstanding the foregoing, if Tenant has already installed its equipment in a TC, it will not be required to remove it, but if Tenant relocates or expands the Premises within the Building, it will be required to move its telecommunications equipment into the Premises.

3.        All station wiring for individual telephones, fax machines, modems, Local Area Networks (each a “LAN”) and similar equipment will be terminated within the Premises. No LAN equipment, such as concentrators and patch panels, will be installed in a TC.

4.        Any equipment to be placed on the roof must be approved in writing by Property Manager as to weight, specification, placement, mounting assembly and any other pertinent features. Any roof penetrations require the written approval of Property Manager with the work to be performed by Property Manager’s designated roofing contractor, and supervised by the Project’s chief engineer, all at Tenant’s expense.

D.        SPECIFICATIONS.

1.        If Tenant has not yet occupied the Premises, Tenant will install, or cause to be installed, at Tenant’s sole cost, a minimum of 3/4” non-combustible plywood back board for mounting wiring blocks, telephone system and other peripheral equipment. The backboard must be painted with two coats of fire retardant paint matching the Tenant’s room decor. A wall-to- floor mounted rack designed for this purpose may be substituted for the backboard. Tenant will be responsible for all costs.

2.        Tenant will provide a minimum of one plenum-rated or FEP rated 25-pair cable for connecting its equipment room to the floor TC. For building housekeeping reasons and management of the Premises (but subject to the last sentence of this paragraph), only cables with 25-pair or more cables will be permitted to connect the Premises and a floor TC. Each such cable (a) will be supported and attached in an approved manner and meet all requirements for firewall penetration, (b) be equipped with a “male” 50 pin connector at the TC end, and (c) be plugged into a standard RJ21X block with an orange-hinged cover. This block will be labeled with Tenant’s name and suite number(s), and each circuit will be properly labeled. Notwithstanding the foregoing, Tenant may elect to use optical fiber and coaxial cable in connection with the installation of its data network.

3.        All Tenant horizontal cabling installed within the Premises will be installed as per TIA/EIA 568 A standards unless otherwise approved in writing by Property Manager.

4.        All wire and cable installed above ceilings will be plenum-rated cable or “limited combustion” cable known as “FEP rated” cable, be properly supported or attached to the Building on their own hangers designed specifically for low voltage wire support, and be labeled with Tenant’s name, contact person and telephone number. Tenant will install, or cause to be

EXHIBIT “I”

installed, all wires, cables and their connections installed in compliance with all applicable governmental codes, rules, regulations and laws.

5.        Tenant will cause all new installations in common areas of the Project to be contained in raceway (EMT or rigid conduit) with the outside of the raceway properly located in accordance with the aforementioned standards. Tenant can be exempt from using raceway if and only if such exemption is specifically contained in a written license agreement referred to in Section A.2 of this Exhibit “I”.

6.        If a pull box is required because of distances or bends, a locking pull box must be installed. The pull box must identify Tenant, the pull box’s contents and a contact person.

E.        PLANS AND DIAGRAMS.

1.        Tenant will provide Property Manager with a wiring diagram (including a riser diagram) of the Premises showing all cable numbers and locations upon completion of any new cable systems installation. Tenant will provide to Property Manager with a set of as-built drawings upon completion of any new cable systems. Tenant must update such drawings with any changes, deletions or additions to Tenant’s service and/or equipment during the Term.

2.        Tenant will provide to Property Manager a diagram of any existing cabling in the Premises, showing locations and numbers. This information will be submitted to Property Manager prior to the space being vacated.

F.        REMOVAL.

1.        Wires and cables installed by or for Tenant will be removed at the expense of Tenant at the end of the Term, unless Landlord agrees otherwise in writing. Failure to comply with this requirement could lead to Property Manager removing the wires, cabling and/or equipment and charging Tenant and/or could lead to Tenant being cited and fined by the local Building Department and/or Fire Department.

2.        All wires, cables and associated equipment installed by or for the Tenant that are “abandoned in place” (as that phrase is defined by the 2002 and/or 2005 National Electric Code (“NEC”)) will be removed by the Tenant immediately after the wires, cables and/or equipment becomes abandoned in place. Tenant will not wait until the expiration of the Lease to remove abandoned wires, cabling and equipment.

3.        Any unidentified or terminated cable and/or equipment located in the Project and outside of a tenant’s premises, including in a TC or on the roof, becomes the property of Landlord and, as such, can be removed and disposed by Property Manager at its sole discretion.

G.        GENERALLY.

1.        Tenant and its employees, contractors and agents will comply with Property Manager’s sign-out/sign-in system for access to the TC’s and/or the roof.

EXHIBIT “I”

2.        All capitalized terms not defined herein have the meanings given them in the Lease. In the event of any conflict or ambiguity between the terms of these Rules and the Lease, the terms of the Lease will govern.

3.        These Rules may be updated, amended or otherwise modified from time to time in the discretion of Landlord.

4.        All contractors will comply with the Project contractor’s rules and regulations.

H.        INSTALLATION AND USE OF WIRELESS TECHNOLOGIES.

Tenant will not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and/or satellite receiver dishes, within the Premises, the Building and/or the Project without Landlord’s prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Project, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs. Such consent may be in the form of a telecommunications license agreement (“Telecommunications Agreement”) between Landlord and Tenant. The Telecommunications Agreement must be executed before Tenant will be permitted to install and/or operate any wireless system in the Project or in the Premises. Such wireless systems would include, without limitation, a wireless local area network, a metropolitan wireless network between buildings, a building antenna system to boost and enhance operation of cellular (analog and/or digital) phones or any wireless system with transmission capability.

I.         ACCESS TO AREAS OUTSIDE THE PREMISES.

The Lease does not give Tenant the right to access any areas outside of the Premises (such as space above the drop ceiling within the Premises, ceiling above hallways, dedicated telecommunications/electrical power closets, utility risers, etc.) for purposes of installation of any telecommunications equipment (referred to herein as the “Project Telecommunications Areas”). The Project Telecommunications Areas are critical space for the Building systems and are not intended for installation of Tenant’s, vendors’ or service providers’ equipment. However, Landlord, upon Tenant’s written request and subject to availability and any other conditions that Landlord may impose in its sole discretion, may approve Tenant’s use of certain Project Telecommunications Areas for the purposes of installation of cabling or wiring from one area of the Premises to another. In the event that Tenant desires such use and Landlord approves the same, Tenant’s right to use any portion of the Project Telecommunications Areas will be subject to Tenant entering into Landlord’s current form of Telecommunications Agreement. The Telecommunications Agreement must be executed before Tenant will be permitted to install any cabling or other equipment in any portion of the Project Telecommunications Areas. Notwithstanding anything to the contrary contained herein, in any Telecommunications Agreement or in the Lease, any cabling installed in the Premises or elsewhere in the Project by or for the use of Tenant will be removed by Tenant, at Tenant’s sole cost, at such time that the cabling is no longer in use.

EXHIBIT “I”

EXHIBIT “J”

[RESERVED]

EXHIBIT “J”

EXHIBIT “K”

WESTLAKE PARK PLACE

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the parking facilities designated in the Lease in connection with the use of the Premises.

1.         Landlord assumes no responsibility for any damage to any vehicle parked in the parking areas or for any goods left in any such vehicle. All such liability is specifically assumed by the operator of any such vehicle as a condition of parking.

2.         Tenant shall not (a) park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project, (b) park or permit its employees, guests, invitees or visitors to park in the residential or commercial neighborhoods contiguous to the Project, (c) leave vehicles in the parking areas overnight, or (d) park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks. No propane or natural gas powered vehicles shall be allowed to park in the parking areas.

3.         Parking cards, stickers, or any other devices or forms of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to (a) require that a reasonable security deposit be paid to Landlord for each parking area or Building access card issued to Tenant, and (b) change the location of Tenant’s reserved parking spaces, if any, from time to time.

4.         No overnight or extended term storage of vehicles shall be permitted.

5.         Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.         All directional signs and arrows must be observed.

7.         The speed limit within all parking areas shall be five (5) miles per hour.

8.         Parking is prohibited in any area other than those specifically designated for parking.

9.         All parkers are required to park and lock their own vehicles. All responsibility for damage to vehicles is assumed by the parker.

10.       Loss or theft of parking identification devices must be reported to Landlord’s asset management office for the Project immediately, and a lost or stolen report must be filed by

EXHIBIT “K”

the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

11.       Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

12.       Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

13.       The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

14.       Tenant’s continued right to use any parking spaces in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s right to use the parking spaces in the parking facilities shall terminate concurrently with the Lease.

15.       Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with this Lease and these rules and regulations.

16.       Landlord reserves the right to refuse the sale of parking cards, stickers or other parking identification devices to any tenant or person or their respective agents or representatives who willfully refuse to comply with these rules and regulations and all posted or unposted city, state or federal ordinances, laws or agreements.

17.       Tenant and its employees shall comply with any traffic management and/or environmental regulation program now or hereafter in effect, whether imposed by local, regional, state or federal governmental or quasi governmental agencies (collectively, “TDM Program”) which has been or may hereafter be applicable to Tenant, the Building or the Project. Tenant acknowledges that such a TDM Program may cause Tenant inconvenience, but nonetheless agrees to cooperate in the formation of, and comply with the provisions of, any such TDM Program. Additionally, Tenant shall (a) participate in any employee commute transportation surveys reasonably required by Landlord, and (b) adhere to measures that Landlord may enact in order to comply with existing and future laws relating to traffic control or flow applicable to the Project. Any breach by Tenant of any of its covenants in this Paragraph 17 may result in penalty fees being assessed against Landlord; therefore, Tenant shall be liable to Landlord for all such fees, plus interest thereon, assessed on account of any such breach, and that breach shall also constitute a material default under this Lease.

18.       Landlord reserves the right to establish and change parking fees and to modify these rules and regulations or adopt such other reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the

EXHIBIT “K”

parking facilities, and any violation of the rules shall subject the vehicle to removal at such vehicle owner’s expense

EXHIBIT “K”

EXHIBIT “L”

WESTLAKE PARK PLACE
JANITORIAL SPECIFICATIONS

SCOPE OF WORK	Daily Services
Lobby and	Five Days Per Week
Corridors Cleaning Requirements

•      Clean, detail and sanitize all public telephones and enclosures. (Neatly arrange all phone books).

•      Clean and remove smudges from entry door glass.

•      Polish all entry handles, doorplates and metal trim.

•      Empty all ashtrays and wipe clean and polish. Screen all sand urns or butts and debris.

•      Empty all trash receptacles, clean container with clean, damp cloth and replace plastic liners.

•      Dust and clean all horizontal surfaces under seven (7) feet.

•      Vacuum all carpet areas.

•      Dust mop or damp mop entry floors.

•      Clean, polish and sanitize all water fountains.

•      Clean and polish all elevator doors, jambs, call plates and hall lanterns.

•      Clean, polish and straighten all furniture as needed.

•      Dust and clean all lobby and corridor signage.

•      Report any lights burned out.

•      Secure all doors and turn-off appropriate lights upon completion of work assignments.

General Office Area
Cleaning	Weekly Services
Requirements	• Replace sand in ash urns weekly or as needed.

•      Clean and remove smudges and marks on walls, and wall coverings.

•      Wipe clean all fire extinguisher cabinets and glass. (Report broken glass or missing extinguisher.)

•      Dust and clean all baseboards.

•      Spot clean all carpeted areas.

• Dust all ledges and exit signs.

Monthly Services
• Dust high ceiling corners and entryways.

EXHIBIT “L”

• Scrub and wax all tile floors. (Not to be slippery).

Quarterly Services
• Clean all ceiling vents and grills. • Dust and clean light fixtures and covers. • Strip and wax common area floors.

Daily Services

Five Days Per Week

•      Waste baskets emptied and replaced with new liners, if soiled.

•      As needed, dust furniture (file cabinets, tables, credenzas, etch), tops only, and only when free of papers, folders, etc.

•      Traffic areas to be policed for scraps of paper, paper clips, etc.

•      Tile floors and door thresholds swept and/or dust mopped.

•      Carpeted floors spot cleaned and vacuumed.

•      Spot clean to remove smudges, finger marks from doors, walls, partitions, glass, file cabinets, light switch plates, etc.

•      Glass doors, clean finger marks from both sides.

• Properly position, books and magazines in reception areas.
• Properly position furniture in offices and conference rooms.
• Dust and replace all desk ornaments, phones and machines to their
Restroom Cleaning Requirements

        ORIGINAL POSITION.

•      Clean and wash all lunchroom tabletops, counters, cabinets, refrigerator, and stove (outside only) surfaces. (Report any insect problem).

•      Before leaving any suite, shut-off lights, electrical appliances, and lock all entrance doors.

•      Report all burned out lights.

Weekly Services

•      Low dusting, including all chair legs, backboards, furniture legs and other areas of furniture and accessories not dusted during nightly dusting.

•      Telephones wiped clean.

•      Thoroughly vacuum entire carpeted areas. Remove staples and other debris.

•      Damp mop all tile and hardwood floor areas.

EXHIBIT “L”

• Dust windowsills and ledges.

Monthly Services
• Detail vacuuming of all carpeted areas, including edging, corners, behind doors and vacuuming under desks. Move all light furniture as needed and return to original positions

Daily Services Five Days Per Week
• Dust and clean all restroom signage and doors.
• Vacuum all restroom vestibules and remove spots
• Wet mop and disinfect tile floors, paying particular attention to areas under urinals and toilet bowls.
• Wash and disinfect all basin, urinals and toilet bowls. Clean underside rims of urinals and toilet bowls.
• Wash both sides of toilet seats with soap and water and disinfect.
• Empty, clean, sanitize and polish all paper dispensers, replacing liners as necessary.
• Clean and polish all mirrors.
• Dust ledges and baseboards.
• Damp wipe, polish and shine all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean out covers and doorknobs.
• Spot clean with disinfectant all partition and tile walls. (Report any graffiti and remove if possible).
Elevators Cleaning Requirements (Where applicable)	• Fill all soap, paper towel, toilet paper and sanitary napkin dispensers as necessary.
• Report all burned out lights, leaking faucets, running plumbing or other maintenance needs.

Semi-Weekly Services (2 Times per Week)
• Pour clean water down floor drains to prevent sewer gasses from escaping.

Weekly Services
• Wash down ceramic tile floors and partitions inside and out and disinfect. (Report any graffiti and clean if possible).
• Wash down all enamel walls.

EXHIBIT “L”

• Dust ledges and baseboards.

Monthly Services
• Scrub and wax tile floors

Quarterly Services
• Strip and wax tile floors.
Stairwells (Where applicable)

Daily Services Five Days Per Week

• Vacuum and clean all spots and stains from carpet.
• Dust and clean granite baseboards.
• Dust and polish all metal with approved polish (No abrasive).
• Damp wipe and remove all spots and fingerprints from doors and walls. (Interior and Exterior).
• Remove gum, stains or debris from ceilings, handrails and elevator tracks.
• Clean all call buttons, call plates, and signage.

Weekly Services
• Clean and polish elevator tracks.
• Detail all call buttons and call plates. Dust and clean elevator ceilings and lights.
• Disinfect and clean emergency phone and security compartments.
Day Porter Duties

Weekly
• Uncarpeted - All uncarpeted stairs and landing will be swept with a treated dust mop and spot-cleaned as necessary to remove any spills, stains and litter.
• Spot Cleaning - All doors, jambs and walls will be spot-cleaned daily to remove all finger marks, smudges and stains.

Monthly
• Uncarpeted - All uncarpeted stairs and landings will be wet-mopped and dried monthly.
• Dusting - All risers, handrails, stringers, baseboards, light fixture and all

EXHIBIT “L”

horizontal ledges and surfaces will be wiped with a treated dust cloth.

Quarterly

•      High — Dusting — All high dusting, including, but not limited to, door closures and all other surfaces not reached by normal dusting operations will be dusted or cleaned, as necessary, but not less often than each three (3) months.

The Day Porter staff shall be trained and assigned to perform the following duties, and any additional project specific duties, as may be directed by Management. Minimum duties to include:
• Begin general policing of all restrooms. Restock supplies as needed. Report all items in need of repair to management. Restrooms to be checked at least twice daily.
• Police Lobby interior and exterior entrances to include cleaning of glass doors, frames, and entrance mats.
• Police and maintain all passenger and freight elevators, if carpeted, elevators are to be vacuumed and spot removed as required.
• Clean corridors, utility areas and all designated smoking areas, as needed.
• Set out rain mats, as needed.
• Clean monument signs, as required.

EXHIBIT “L”

EXHIBIT “M”

DEPICTION OF TENANT PARKING

EXHIBIT “M”